CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                  SERVICES AGREEMENT

     This SERVICES AGREEMENT (the "Services Agreement" or "Agreement") is made and entered into this 19th day of January, 1999 by and between HEALTHEON CORPORATION, a Delaware corporation ("Healtheon") and SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a Delaware Corporation ("SBCL").

                                     BACKGROUND

     Healtheon is in the business of providing and managing certain information services and desires to provide services to SBCL relating to reporting of results of clinical laboratory tests to Providers via teleprinters. SBCL provides laboratory testing services to certain Providers who receive clinical laboratory test results via teleprinters and related assets previously owned by SBCL and purchased by Healtheon pursuant to an Asset Purchase Agreement dated December 31, 1998 (the "Asset Purchase Agreement").

     This Agreement sets forth the parties' agreements relating to their rights and obligations following the date hereof relating to provision of Teleprinter Services to Connected Providers. There are two basic components of the fees for the services to be provided under this Agreement: one based on [*] and [*]. Because the per teleprinter [*] fee used in the first Year of this Agreement is based on [*] for teleprinters during the Baseline Period, after the end of Year One there will be [*]; and the [*] fee used in Years Two through Year Five are reset at the end of Year One. In addition, SBCL will be entitled to [*] and [*] pricing applied to the [*] as so calculated.

     NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties, intending to be legally bound, agree that capitalized terms used above and in this Agreement and not otherwise defined herein shall have the meanings set forth in EXHIBIT A attached hereto, and further agree as follows:


1.  AGREED SERVICES.

1.1.  General.

     Healtheon will provide the following services to SBCL at Sites in accordance with the Performance Standards and will take all reasonable and appropriate action to preserve the goodwill of the Connected Providers utilizing such services (the "Agreed Services"):

1.1.1.  TELEPRINTER SERVICES.

(a)  HARDWARE AND EQUIPMENT.

     Healtheon shall provide Connected Providers with all necessary hardware and equipment to allow them to receive Teleprinter Services (the "Hardware") (including shipping and transportation thereof), including without limitation:
(i) teleprinters (with at


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

least the same capabilities as those utilized by SBCL on the date hereof), (ii) teleprinter stands (as needed), and (iii) cabling, connectors and line splitting devices within the Site, as needed.

(b)  SUPPLIES.

     Healtheon shall provide Connected Providers with all supplies necessary to their receipt of Teleprinter Services, including without limitation: paper, forms, ribbons, and replacement parts; PROVIDED THAT SBCL and Healtheon will use commercially reasonable efforts to preserve [*] in terms of [*]. The parties will establish what [*] is for requisitions for [*] Teleprinters and [*] Teleprinters based on due diligence completed prior to the Effective Date.

(c)  REPAIR AND REPLACEMENT.

     Healtheon shall repair or replace any malfunctioning Hardware and maintain the Hardware in proper working condition; provided, however, that any replacement teleprinters (which may be new or used) have at least the same capabilities as the units which they replace.

(d)  INSTALLATION AND DE-INSTALLATION.

     Healtheon shall provide installation and de-installation of Hardware at Sites where such installation or de-installation is requested or approved by SBCL; provided, however, that (i) in place of de-installation, Healtheon may, in its discretion, discontinue SBCL service following SBCL's request for de-installation; and (ii) in place of installation, Healtheon may, in its discretion and subject to meeting the Performance Standards and other terms and conditions hereof, commence SBCL service utilizing a teleprinter already installed at the applicable Site.

(e)  TRAINING.

     Healtheon shall provide training and re-training services for all Connected Providers and their designated personnel as necessary to enable them to utilize the Teleprinter Services accurately and efficiently, or as reasonably requested by the Connected Provider.

(f)  CUSTOMER SUPPORT.

     Healtheon will provide all reasonably necessary and appropriate end user support for issues relating to the utilization of Teleprinter Services, including without limitation, [*] help desk support (except that SBCL shall [*]), as set forth in EXHIBIT 1.2 hereto. All customer support services shall be performed in a competent and professional manner meeting or exceeding generally accepted industry standards for Teleprinter Services and will be rendered by qualified personnel who will perform the tasks assigned consistently with good professional practice and the state of the art involved. SBCL shall have the right to request the removal from Connected Providers' accounts of any Healtheon personnel used by Healtheon to perform customer support services, provided such


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

objection would not constitute unlawful discrimination, if SBCL becomes aware that such person is causing customer dissatisfaction. If an objection is raised by SBCL, Healtheon agrees to confer with SBCL and endeavor to furnish a replacement as quickly as practicable.

(g)  REPORTS.

     Healtheon shall provide SBCL, at Healtheon's own expense, and SBCL shall provide Healtheon, at SBCL's own expense, with the reports specified on
EXHIBIT 1.1.1(g) hereto as to be delivered by them and at the times specified thereon.

(h)  PROVIDER AGREEMENTS.

     From time to time and as requested by SBCL, Healtheon and SBCL shall use their respective commercially reasonable efforts to [*] Connected Providers or [*], containing provisions substantially the same as those set forth in EXHIBIT 1.1.1(h). Healtheon shall use its commercially reasonable efforts, with SBCL's cooperation, to [*] with all [*] Connected Providers, which agreements shall contain provisions substantially the same as those set forth in EXHIBIT 1.1.1(h).

1.1.2.  TELECOMMUNICATIONS SERVICES.

        Healtheon shall: (i) arrange all installations of Phone Lines at Connected Providers designated by SBCL and notify SBCL when such Phone Lines become available for Teleprinter Services, (ii) not use the Phone Lines other than for printing of SBCL clinical test reports or as agreed pursuant to Section 1.1.3, unless and until [*] for the Phone Line [*] to Healtheon,
(iii) at SBCL's direction, arrange termination of any Phone Line connected to a teleprinter to which SBCL is no longer providing Teleprinter Services and de-installation of such teleprinter, PROVIDED HOWEVER, that at [*] option, [*] may choose [*] such Phone Line so long as such Phone Line is or [*] pursuant to Section 4 of this Agreement, and may choose to [*] in place, and such teleprinter will not thereafter be considered an Active Teleprinter, and (iv) arrange for the maintenance of Phone Lines and provide help desk support.

1.1.3.  CONTRACTUAL COMMITMENTS.

        Healtheon acknowledges and agrees that SBCL has contractual commitments with payers and other third parties which may require such parties [*]. Healtheon and SBCL shall work together on mutually agreeable terms, including without limitation reasonable and appropriate fees [*], to assist SBCL in meeting its contractual commitments under such contracts as they exist from time to time.

1.1.4.  MONITORING OF PERFORMANCE STANDARDS.

        Healtheon shall continuously monitor its performance against the Performance Standards. Healtheon shall notify SBCL at any time when it fails to meet the Performance Standards. SBCL shall similarly notify Healtheon of any such failure, provided that the failure by SBCL to so notify shall not constitute a waiver of SBCL's


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

rights hereunder. In the event that Healtheon fails to meet any Performance Standard at any time, Healtheon shall promptly diagnose the cause of the failure and shall work continuously and diligently to correct such failure to perform until it is corrected. Any failure to meet the Performance Standards which occurs while Healtheon is working to remedy the problem shall continue to be counted for purposes of Section 14.2 hereof.

1.1.5.  MONITORING OF MATTERS RELATING TO COMPLIANCE MATTERS.

        Healtheon shall diligently monitor whether there is any Shared Use of Phone Lines or Hardware which is inconsistent with the terms of this Agreement; PROVIDED THAT, such monitoring for Shared Use of Phone Lines [*] under Section 4 of this Agreement shall be required only to the extent information required for such monitoring is provided by SBCL. Healtheon shall notify SBCL when it becomes aware of any Shared Use which is inconsistent with the terms of this Agreement. SBCL shall similarly notify Healtheon of any such awareness of SBCL, provided that the failure by SBCL to so notify shall not constitute a waiver of Healtheon's obligations hereunder.

1.2.  PERFORMANCE STANDARDS.

     EXHIBIT 1.2 to this Agreement specifies the Performance Standards for the services hereunder which Healtheon must achieve and maintain and the applicable time periods for measuring compliance with such standards. To the extent
Exhibit 1.2 requires later agreement as to the metrics for designated Performance Standards, then if the parties fail to agree on such metrics for such Performance Standards by [*], notwithstanding anything in this Agreement to the contrary, either party may identify the dispute regarding the metrics for such Performance Standards for resolution pursuant to Section 16.

1.3.  RECORDS AND AUDITS.

        1.3.1 Healtheon shall maintain accurate and complete billing records regarding the provision of Agreed Services in compliance with applicable Regulations, but in no event for less than three (3) years or such longer period as may be required by Regulations or the Integrity Agreement; AND PROVIDED FURTHER THAT with respect to Transmissions which, after accepted Systems Changes, are run [*], such records shall include such information as would conform to accepted information storage practices in the clinical laboratory industry.

     1.3.2 The records maintained pursuant to Section 1.3.1 above shall include without limitation records of the amounts Healtheon charges SBCL under this Agreement, with a system of audit trails, records and controls sufficient to allow SBCL to audit such transactions and charges under this Agreement and to assure satisfaction of any requirements imposed on SBCL by their external auditors or on Healtheon or SBCL by government officials enforcing applicable Regulations.

     1.3.3 In addition to the grant of Audit Rights pursuant to Sections 4.11, 5.1.8, 5.11 and 8.4 of this Agreement, SBCL shall have the right, exercisable [*] to have any of


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

its agents or employees, who or which are reasonably acceptable to Healtheon, audit, in accordance with the Audit Rights, the books and records of Healtheon relating to Agreed Services to examine or determine compliance with this Agreement and the proper amounts which should have been billed to SBCL, the amounts which were billed to SBCL, and the amounts which SBCL has paid under this Agreement.

     1.3.4 In any exercise of Audit Rights under this Agreement, including without limitation pursuant to Section 1.3.3, SBCL shall give Healtheon two week's prior notice of any such audit, and shall abide by reasonable Healtheon security and confidentiality procedures during the audit. SBCL and Healtheon shall each bear their own costs associated with such audit, provided that in the event the audit determines that Healtheon has [*] of the [*] Healtheon in any month, Healtheon shall pay all costs of such audit. If the audit reveals an overpayment by SBCL to Healtheon, Healtheon shall promptly refund such overpayment to SBCL. If the audit reveals an underpayment by SBCL, SBCL shall promptly pay to Healtheon the amount of such underpayment. In the exercise of any Audit Rights under this Agreement, SBCL shall use its commercially reasonable efforts to coordinate such exercise with the exercise of comparable rights under the Prior Services Agreement so as to reasonably minimize the inconvenience thereof to Healtheon.

1.4.  SBCL [*].

     If the net number of Active Teleprinters increases by more than [*], or by more than [*], SBCL will provide mutually agreeable [*] to Healtheon for the [*] number of Active Teleprinters in [*]. The terms of [*] shall be consistent with past practice between the parties under the Prior Services Agreement and shall result in [*] to SBCL within [*] is provided.

1.5.  SBCL [*].

     If requested by SBCL, Healtheon shall give [*] Hardware, supplies or telecommunications or other services [*].

1.6.  SUBCONTRACTED SERVICES.

     Healtheon will be permitted to engage subcontractors to provide Agreed Services under this Agreement; PROVIDED THAT:

     1.6.1 Healtheon shall not be relieved of any liability to SBCL by reason of the subcontract;

     1.6.2 Healtheon shall have sole responsibility for all payments due under such subcontract;

     1.6.3 SBCL is notified, in advance of the effectiveness of any material contract with a third party subcontractor(s), of the identity of the third party subcontractor and the services to be provided by such subcontractor. SBCL will promptly notify Healtheon of any objection it may have to a particular subcontract or subcontractor and Healtheon will


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

use its commercially reasonable efforts to accommodate SBCL's concerns. The parties hereby acknowledge and agree that [*] is a permitted subcontractor. The parties agree that material contracts for purposes of this Section 1.6.3 include any subcontract for Agreed Services greater than [*].

     1.6.4 The [*], except that [*] may be engaged by Healtheon [*] to [*] Teleprinters or, at SBCL's option, to [*].

     1.6.5 Healtheon will have total responsibility for the subcontracted services.

2.  TRANSITION SERVICES

2.1.  TRANSITION COMMITTEE.

     Prior to the Effective Date, the parties shall appoint a Transition Committee which will plan for and assist in the transition of the provision of Teleprinter Services from SBCL to Healtheon. The Transition Committee will consist of persons meeting the criteria for each of the parties as set forth on
EXHIBIT 2.1 hereto. The Transition Committee will serve [*] or such later date as the parties shall mutually agree. The Transition Committee shall have responsibility for the design and execution of an implementation plan setting forth the business plan for transition of Agreed Services from SBCL to Healtheon. The initial draft of the implementation plan is attached hereto as part of EXHIBIT 2.1.

2.2.  TRANSITION SERVICES.

     From and after the date hereof and until [*], SBCL will provide necessary and appropriate services other than such services as have been transitioned to Healtheon in order that the Agreed Services are rendered to SBCL. Notwithstanding the foregoing, SBCL shall not be required to provide any services provided by [*] under Assumed Contracts (as defined in the Asset Purchase Agreement). In consideration of such services from the Effective Date, SBCL will invoice Healtheon not more frequently than monthly for all [*] Costs (other than [*]) incurred by SBCL in the provision of such services. Each such invoice shall be accompanied by reasonable documentation relating to charges on such invoice. In the event that SBCL is still required to provide any such services after [*] in order for all Agreed Services to be rendered, it shall invoice Healtheon for [*] of all such [*] Costs incurred after [*]; provided that the foregoing [*] in charges shall not apply to the extent such delays are due to the acts of, or one or more failures to act by, SBCL, and Healtheon provides reasonable documentation of such fact. All amounts shown on any such invoice shall be paid by Healtheon, without offset for any amounts which may then be owed by SBCL to Healtheon, within [*] after the date of the invoice. In the event that Healtheon disputes any amount shown due on any such invoice, Healtheon shall pay timely any undisputed amounts and send a Dispute Notice to SBCL with respect to any disputed amounts. Within a period of [*] after the date of the Dispute Notice, Healtheon shall have the right to initiate exercise of Audit Rights with respect to the portions of SBCL's books and records that relate to the subject of the dispute. In the event that the


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

parties are unable to resolve the disputed matter, the matter shall be resolved in accordance with Section 16 hereof.

2.3.  EMPLOYEE TRANSFERS.

     Except as provided in this Section 2.3, throughout the term hereof (including any renewal period), Healtheon shall not, either individually or through any affiliate, employee, director, officer, partner, joint venturer or consultant, directly or indirectly, [*] with SBCL. Healtheon shall be permitted from and after the date hereof until [*], to [*] to the persons [*] on the list [*] on such terms and conditions as Healtheon may determine in its sole discretion; PROVIDED THAT, prior to [*] such person, Healtheon shall [*] to the SBCL Relationship Manager [*]. Up until [*], SBCL shall not [*] listed [*] to a [*] from that [*]. Notwithstanding the foregoing, in the event that Healtheon notifies SBCL [*], SBCL shall be entitled to [*] any such [*] which such [*] to hold.

     Healtheon shall institute a policy which requires that, in the event any [*] approaches Healtheon regarding [*] and Healtheon, after completion of [*] or its equivalent, determines that it wishes to [*], Healtheon [*] with [*], or cause any other Person to [*] on behalf of Healtheon, unless (i) such [*] has granted permission [*] regarding [*], and (ii) Healtheon has [*].

3.  [*]

3.1.  AVAILABILITY OF [*].

     From and after the Effective Date and until [*], Healtheon shall be entitled to [*] for delivery of teleprinters, spare parts and supplies to Connected Providers necessary for the provision of Teleprinter Services to such Connected Providers in a manner and to an extent [*] for such services; PROVIDED
THAT:

     3.1.1 Healtheon shall not [*] to make a delivery other than on such [*] as determined by SBCL from time to time; and

     3.1.2 Healtheon shall not [*] to pick up teleprinters, spare parts or supplies at other than an SBCL owned or operated location (except to the extent SBCL [*] at other than SBCL owned or operated locations prior to February 1,
1999).

     Notwithstanding the foregoing, SBCL shall (i) not be required to [*] to make such deliveries to any Site that has only [*] Teleprinters; and (ii) make available to Healtheon [*] which as of the date of this Agreement is utilized by SBCL [*] utilized in connection with Agreed Services ("[*]"). [*] made available to Healtheon shall be available [*] to Healtheon for [*] by Healtheon, so long as it does not cause SBCL to incur any [*]. Nothing in the foregoing provisions relating to [*] shall require SBCL to [*], all of such decisions being in SBCL's sole discretion. In addition, if, in the ordinary course of business SBCL needs to [*] for its own business needs, SBCL may do so, and in such case SBCL will use commercially reasonable efforts to make [*] as a substitute therefore if SBCL has [*].

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.2.  CHARGES FOR [*]



     3.2.1 There shall be [*] for use of [*] for the period from the Effective Date until [*].

     3.2.2 Prior to commencement of the [*], Healtheon and SBCL shall determine the methods by which data will be gathered from [*] during [*] regarding the duration, purposes and [*] made [*] for or on behalf of Healtheon in connection with the provision of Agreed Services under this Agreement and for and on behalf of SBCL or any other person. [*], (i) Healtheon and SBCL shall cooperate in gathering such data in accordance with the guidelines so established [*], (ii) SBCL and Healtheon shall maintain documentation of [*] for Healtheon, and (iii) SBCL shall require [*] made for Healtheon and all [*].

     3.2.3 From [*] through and including [*], SBCL shall [*] Healtheon, not more frequently than monthly, an amount per month (the "[*]") equal to [*].
In this formula,

     (a) "A" is equal to the [*], as determined in good faith by SBCL and with reasonable documentation therefor available to Healtheon upon Healtheon's request;

     (b)  "B" is equal to the [*] by all [*];

     (c) "C" is equal to the [*] on behalf of Healtheon in connection with the provision of Agreed Services under this Agreement during [*]

     (d) "D" is equal to the aggregate number of [*] at all Healtheon [*] made in [*] and

     (e) "E" is equal to the aggregate maximum number of [*] (including the provision of Agreed Services) at [*] during [*].

     The [*] shall be dependent upon (i) the guidelines established therefor by Healtheon and SBCL prior to commencement of the [*], and (ii) the duration and purposes [*], as well as any other relevant factors which the parties determine should be [*] prior to the [*]. The above calculations shall be done on a [*] so that they take into account the [*], availability and usage of [*].

     The parties acknowledge that any [*] activities undertaken by any [*] pursuant to Section 6.5 shall not be taken into account for the purpose of the calculations required by this Section 3.

     3.2.4 In the event that Healtheon's [*] shall change in a material manner so as to be materially inconsistent with Healtheon's [*] during the [*] (and the parties acknowledge that a termination [*] in one or more [*] is such a change), Healtheon shall notify SBCL of the change, with reasonable explanation as to the reasons therefor, and the parties shall negotiate in good faith an adjustment (and in the case of a [*]) to the [*] so as to take account of such change in usage. Nothing in this Section 3 shall restrict SBCL, in the ordinary course of its business, from making [*] (including, but not limited to [*], timing [*] provided SBCL gives Healtheon reasonable advance notice (generally not less than ten (10) days) of any such changes that could reasonably be expected to affect Healtheon's ability to meet Performance Standards.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.  TELEPHONE LINES; TRANSFER, BILLING AND TELECOM FEES

4.1.  PHONE LINES FOR NEW TELEPRINTERS.

     Subject to Section 4.2, except in the case of a [*] Teleprinter, Healtheon shall cause SBCL to be the party to whom any bill is sent from the telecommunications carrier for a Phone Line to a new teleprinter installed pursuant to Section 1.1.1(d) of this Agreement.

4.2.  PHONE LINES BEFORE TRANSFER.

     Until transferred to Healtheon in accordance with this Agreement, SBCL shall remain the party to whom any bill from the applicable telecommunications carrier for a Phone Line is sent. SBCL shall have the sole obligation to pay all undisputed amounts owed to telecommunications carriers for which it is the billing party pursuant to Section 4.1 or 4.2.

4.3.  TRANSFER AT HEALTHEON REQUEST.

     By written notice to SBCL, Healtheon may [*] request that bill paying responsibility for any Phone Line be transferred to Healtheon. After receiving such request for transfer of Phone Lines to Healtheon, SBCL shall use commercially reasonable efforts to assist in the transfer to Healtheon of Phone Lines so requested to be transferred; PROVIDED THAT [*] shall be responsible [*] associated with such transfer.

     If Healtheon receives its first bill for a Phone Line transferred pursuant to this Section 4.3 or Section 4.4 on the first day of the month, such Phone Line shall be deemed a "Transferred Phone Line" for such month and each month thereafter. If Healtheon receives its first bill for a Phone Line transferred pursuant to this Section 4.3 or Section 4.4 on any day from the second day of the month until the last day of the month, such Phone Line shall be deemed a "Transferred Phone Line" for the next month and each month thereafter.

4.4.  TRANSFER AT SBCL REQUEST.

     From time to time (but not to exceed [*] times without Healtheon's express written consent), SBCL may provide Healtheon with notice that it wishes to transfer a small number of Phone Lines identified in the notice (not to exceed [*] without Healtheon's express written consent, which consent will not be unreasonably withheld) to Healtheon. After receiving the request from SBCL for transfer of such Phone Lines, Healtheon shall use commercially reasonable efforts to assist in the transfer to Healtheon of such Phone Lines; PROVIDED THAT [*] shall be responsible [*] associated with such transfer.

4.5.  GENERAL CONDITION.

     The transfer of Phone Lines to Healtheon pursuant to Section 4.3 above shall be conditioned upon the maintenance of the same or higher level of telecommunications services. SBCL shall not be obligated to transfer Phone Lines to Healtheon following receipt of a request from Healtheon for such a transfer if service related problems have


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

occurred upon previous transfers of Phone Lines, unless Healtheon shall have demonstrated, through trial transfer or other reasonable means determined in SBCL's sole discretion, that future transfers of Phone Lines can occur with no deterioration in service.

4.6.  YEAR ONE [*] TELECOM FEES.

     For [*] during Year One, SBCL shall pay Healtheon a fee equal to the [*] (other than, subject to Section 6.5[*]; PROVIDED HOWEVER, that for each Phone Line for which SBCL receives the bill pursuant to Section 4, SBCL shall pay the telecommunications carrier for such Phone Line directly on Healtheon's behalf and (i) net such amount from the amounts otherwise due hereunder, and (ii) bill Healtheon for any [*] included in such bills (other than such fees subject to Section 6.5 of this Agreement) AND PROVIDED FURTHER HOWEVER, that notwithstanding the foregoing, for each Transferred Phone Line, SBCL shall pay Healtheon [*] the [*] Telecom Fee.

4.6.1.  CERTAIN DEFINITIONS FOR YEAR ONE TELECOM FEES.

     For Year One,

          (a) "[*] Telecom Fee" shall mean the Telecom Baseline divided by [*] Phone Lines used for Teleprinter Services [*] and paid for [*]; and

          (b) "Telecom Baseline" shall mean [*] Phone Lines (other than [*] which are to be included in the [*] used for Teleprinter Services in the [*].

4.6.2.  Time Period for Agreeing on Telecom Baseline.

     Healtheon and SBCL shall use their best efforts to exchange information needed to reach agreement as to the Telecom Baseline no later than [*]. If, by [*], the parties have not completed the exchange and review of information needed to reach agreement, or cannot reach agreement the parties shall [*] between their opposing views and the result (the "Temporary Telecom Baseline") shall be deemed to be the Telecom Baseline until [*]. In such a case, when the needed information has been exchanged and reviewed, or the parties agree as to the amount of the Telecom Baseline, the parties will [*] based on the Temporary Telecom Baseline as though the Telecom Baseline Amounts had been agreed to prior to the Effective Date. If the parties cannot agree to the Telecom Baseline by [*], either party shall have the right to require that the dispute will be resolved pursuant to Section 16 hereof. Upon the resolution of such dispute, the parties will adjust for any payments previously made based on the Temporary Telecom Baseline as though the Telecom Baseline determined through dispute resolution had been in effect from the Effective Date.

4.7.  YEAR  TWO [*] TELECOM FEES.

     For each month during Year Two, SBCL shall pay Healtheon a fee equal to the [*] (other than [*] included [*] for such Phone Lines); PROVIDED HOWEVER, that for each Phone Line for which SBCL receives the bill pursuant to Section 4, SBCL shall pay the telecommunications carrier for such Phone Line directly on Healtheon's behalf and (i) net


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

such amount from the amounts otherwise due hereunder, and (ii) bill Healtheon for any [*] included in such bills; AND PROVIDED FURTHER HOWEVER, that notwithstanding the foregoing, for each Transferred Phone Line, SBCL shall pay Healtheon [*] Telecom Fee.

     For Year Two, "[*] Telecom Fee" shall mean [*] (other than [*] used for Teleprinter Services for the twelve months ending [*], divided by the [*] during such twelve month period.

4.8.  YEAR THREE [*] TELECOM FEES.

     For each [*] during Year Three, SBCL shall pay Healtheon a fee equal to the [*] (other than [*] included in [*] such Phone Lines); PROVIDED HOWEVER, that for each Phone Line for which SBCL receives the bill pursuant to Section 4, SBCL shall pay the telecommunications carrier for such Phone Line directly on Healtheon's behalf and (i) net such amount from the amounts otherwise due hereunder, and (ii) bill Healtheon for any [*] included in such bills; AND PROVIDED FURTHER HOWEVER, that notwithstanding the foregoing, for each Transferred Phone Line, SBCL shall pay Healtheon [*] Telecom Fee.

     For Year Three, "[*] Telecom Fee" shall mean [*] (other than [*]) used for Teleprinter Services for the twelve months ending [*], divided by [*] during such twelve month period.

4.9.  YEAR FOUR [*] TELECOM FEES.

     For each [*] during Year Four, SBCL shall pay Healtheon a fee equal to the [*] (other than [*] included in [*] for such Phone Lines); PROVIDED HOWEVER, that for each Phone Line for which SBCL for such [*] pursuant to Section 4, SBCL shall pay the telecommunications carrier for such Phone Line directly on Healtheon's behalf and (i) net such amount from the amounts otherwise due hereunder, and (ii) bill Healtheon for any [*] included in such bills; AND PROVIDED FURTHER HOWEVER, that notwithstanding the foregoing, for each Transferred Phone Line, SBCL shall pay Healtheon [*] Telecom Fee.

     For Year Four, "[*] Telecom Fee" shall mean [*] (other than [*]) used for Teleprinter Services for the twelve months ending [*], divided by [*] during such twelve month period.

4.10.  YEAR FIVE [*] TELECOM FEES.

     For each [*] during Year Five, SBCL shall pay Healtheon a fee equal to the [*] (other than [*] included in [*] for such Phone Lines); PROVIDED HOWEVER, that for each Phone Line for which SBCL receives the bill pursuant to Section 4, SBCL shall pay the telecommunications carrier for such Phone Line directly on Healtheon's behalf and (i) net such amount from the amounts otherwise due hereunder, and (ii) bill Healtheon for any [*] included in such bills; AND PROVIDED FURTHER HOWEVER, that notwithstanding the foregoing, for each Transferred Phone Line, SBCL shall pay Healtheon [*] Telecom Fee.

     For Year Five, "[*] Telecom Fee" shall mean [*] (other than [*]) used for Teleprinter Services for the twelve months ending [*], divided by the [*] during such twelve month period.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.11.  DOCUMENTATION AND AUDIT RIGHTS.

     In connection with the periodic calculations of each Monthly Telecom Fee the parties will provide to each other reasonable documentation of [*] for Phone Lines (other than [*]) used for Teleprinter Services for the applicable period. If the parties cannot agree as to the applicable Monthly Telecom Fee, then the applicable Monthly Telecom Fee shall be the Monthly Telecom Fee as agreed to or as determined for the prior period until the correct Monthly Telecom Fee has been agreed to or is determined (including through Section 16). Each party shall have Audit Rights for each such calculation; and in the event any Monthly Telecom Fee was incorrectly calculated (or a prior Monthly Telecom Fee was used pending agreement or determination of the correct Monthly Telecom Fee for a period), the difference in the correct amount due shall be paid to the party entitled to it.

4.12.  TELECOM FEES UPON RENEWAL.

     Telecom fees for any Year after Year Five will be set by negotiation of the parties in connection with any renewals of this Agreement.

4.13.  TELECOM FEES INVOICES AND PAYMENTS.

     For the telecom fees for Transferred Phone Lines, Healtheon will invoice SBCL in the same fashion (e.g., in advance or in arrears) as SBCL was required to pay the carrier (e.g., in advance or in arrears) prior to the transfer of the phone line from SBCL to Healtheon. SBCL will pay any undisputed amounts on such invoices within (30) days after receipt of the invoice.

4.14.  TELECOM RECORDKEEPING.

     Each of Healtheon and SBCL will use commercially reasonable efforts to organize its information relating to [*] so that each will be able to provide necessary information in a reasonably prompt manner to implement the requirements of this Section 4 relating to [*] Telecom Baseline Amounts and monthly invoices.

5.  TELEPRINTER FEES.

5.1.  DEFINITIONS USED IN CALCULATING FEES.

     5.1.1 "Baseline Costs" shall mean (i) SBCL's [*] and (ii) SBCL's [*] in connection with activities and services that would fall within the definition of Agreed Services if performed by Healtheon after the Effective Date (such as Help Desk personnel ([*]); and (iii) SBCL's [*] teleprinters.

     5.1.2 "Baseline Period" shall mean the [*] period beginning [*] and ending [*].

     5.1.3 "Standard [*] Teleprinter Fee" shall be equal to the [*] divided by the [*].


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     5.1.4 "Year One [*] Teleprinter Fee" shall mean the result of (i) the [*], divided by (ii) twelve (12).

     5.1.5     "Baseline Denominator" shall mean the [*].

     5.1.6     "Teleprinter Baseline" shall mean the [*].

     5.1.7     "Year One Denominator" shall mean the [*] during Year One.

     5.1.8 "Year One Teleprinter Cost" shall mean Healtheon's [*] (but not including such [*]) associated with the teleprinters subject to this Agreement [*] in connection with Agreed Services for Year One, [*]; provided that for the purposes of this calculation, Healtheon shall (i) [*] and (ii) exclude (A) [*],
(B) [*], (C) increased [*] which are [*] and (D) [*] or which the parties [*] in the [*]. Healtheon shall provide reasonable documentation for the amount of such costs and to demonstrate that such costs relate to Teleprinter Services hereunder. Healtheon shall use its commercially reasonable efforts to keep the Year One Teleprinter Costs low during Year One. SBCL shall have Audit Rights with respect to this calculation, and any disputes relating thereto shall be resolved pursuant to Section 16 of this Agreement.

5.2.  TIME PERIOD FOR AGREEING ON TELEPRINTER BASELINE.

     Healtheon and SBCL shall use their best efforts to exchange information needed to reach agreement as to the Teleprinter Baseline no later than [*].
If, by [*], the parties have not completed the exchange and review of information needed to reach agreement, or cannot reach agreement the parties shall [*] between their opposing views and the result (the "Temporary Teleprinter Baseline") shall be deemed to be the Teleprinter Baseline until [*]. In such a case, when the needed information has been exchanged and reviewed, or the parties agree as to the amount of the Teleprinter Baseline, the parties will [*] made based on the Temporary Teleprinter Baseline as though the Teleprinter Baseline had been agreed to prior to [*]. If the parties cannot agree to the Teleprinter Baseline [*] either party shall have the right to require that the dispute will be resolved pursuant to Section 16 hereof. Upon the resolution of such dispute, the parties will adjust for any payments previously made based on Temporary Teleprinter Baseline as though the Teleprinter Baseline determined through dispute resolution had been in effect from the Effective Date.

5.3.  YEAR ONE [*] TELEPRINTER FEES.

     Subject to Section 5.13 and [*] provided for in Section 6 hereof, for each month during Year One, for each Active Teleprinter subject to this Agreement SBCL shall pay Healtheon a fee equal to [*] Year One [*] Teleprinter Fee.

5.4.  YEAR ONE ADJUSTMENT PAYMENT.

     If the Year One Teleprinter Cost [*] the sum of, for all [*] of Year One, the [*] multiplied by the number of [*], then SBCL shall pay Healtheon an amount equal to [*] if the term "[*]" were used instead of [*]. If the Year One Teleprinter Cost is [*]of the [*] paid

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

by SBCL for Active Teleprinters, then Healtheon shall pay SBCL an amount equal to the [*] were used instead of [*] in [*] of this Agreement and (ii) the [*]. Any payment required to be made pursuant to this Section 5.4 shall be due within [*] after the date of receipt of the calculation of such difference, together with reasonable documentation of the supporting information. SBCL shall have Audit Rights with respect to this calculation, and any disputes shall be resolved pursuant to Section 16 of this Agreement.

5.5.  YEAR TWO [*] FEES.

     Subject to Section 5.13 [*] provided for in Section 6 hereof, for each month during Year Two, for each Active Teleprinter subject to this Agreement, SBCL shall pay Healtheon a fee equal to [*] Standard [*] Teleprinter Fee.

5.6.  YEAR THREE [*] FEES.

     Subject to Section 5.13 and [*] provided for in Section 6 hereof, for each month during Year Three, for each Active Teleprinter subject to this Agreement, SBCL shall pay Healtheon a fee equal to [*] Standard [*] Teleprinter Fee.

5.7.  YEAR FOUR [*] FEES.

     Subject to Section 5.13 and [*] provided for in Section 6 hereof, for each month during Year Four, for each Active Teleprinter subject to this Agreement, SBCL shall pay Healtheon a fee equal to [*] Standard [*] Teleprinter Fee.

5.8.  YEAR FIVE [*] FEES.

     Subject to Section 5.13 and [*] provided for in Section 6 hereof, for each month during Year Five, for each Active Teleprinter subject to this Agreement, SBCL shall pay Healtheon a fee equal to [*] Standard [*] Teleprinter Fee.

5.9.  FEES UPON RENEWAL; OTHER FEES.

     Fees for any period after Year Five will be set by negotiation of the parties in connection with any renewals of this Agreement. In consideration of its receipt of the Agreed Services and Healtheon's other undertakings set forth in this Agreement, SBCL has agreed to pay Healtheon as provided in Section 4 and this Section 5, and provision of services under this Agreement will result in no other fees, including without limitation, any development, integration or customization fees chargeable to SBCL, except to the extent expressly set forth in this Agreement or in a writing delivered pursuant to this Agreement and executed by both parties hereto.

5.10.  INVOICES AND PAYMENTS.

     For the fees due under Sections 5.3, 5.5 and 5.6 of this Agreement, Healtheon will invoice SBCL on the 15th of each month, and undisputed amounts will be due within (30) days after receipt of the invoice; and for the fees due under Sections 5.7 and 5.8, Healtheon will invoice SBCL on a basis to be negotiated prior to the end of Year Three.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.11.  DISPUTED INVOICES.

     In the event SBCL disputes any amount shown due on any invoice from Healtheon, SBCL shall send a Dispute Notice to Healtheon. In such event, SBCL shall timely pay any undisputed amount to Healtheon and shall have Audit Rights with respect to the portions of Healtheon's books and records that relate to the subject of the dispute. In the event the parties are unable to resolve the disputed matter, the matter shall be resolved in accordance with Section 16 hereof.

5.12.  INTENTIONALLY OMITTED

5.13.  [*]

5.13.1.  CERTAIN DEFINITIONS USED IN THIS SECTION 5.13.

     (a) "[*] Teleprinters" on the first day of any [*] shall mean [*] any [*] since the date hereof which [*] to either (i) the [*] (ii) any formerly [*] and which on the first day of the month are [*] of test results reporting.

     (b) "[*] Teleprinters" on the first day of any month shall mean [*] any [*] since the date hereof which [*] to either (i) the [*], or (ii) any formerly [*] and which on the first day of the month are [*] of test results reporting.

     (c) "[*] Teleprinters" on the first day of any month shall mean [*] the sum of [*] and [*] which were [*] and which on the first day of the month are [*] of test results reporting.

     (d) "[*] Teleprinters" shall mean teleprinters located at Sites that are [*].

     (e) "[*] Teleprinters" shall mean teleprinters at Sites receiving Teleprinter Services for the printing of results of [*].

     (f) "[*] Teleprinters" shall mean any teleprinter that is not a [*] Teleprinter.

     (g) "Beginning Number" shall mean the actual number of [*] Teleprinters or [*] teleprinters on the Effective Date as set forth on the final schedule to be delivered pursuant to 5.1.3(g) to the Asset Purchase Agreement listing such teleprinters.

5.13.2.  YEAR ONE.

            If, on the first day of any month of Year One, the number of Active Teleprinters is less than the sum of [*] (which sum is referred to as the "[*]"), SBCL will pay Healtheon pursuant to Section 5.3 hereof as though the number of Active Teleprinters on the first day of such month was equal to the Year One [*].

5.13.3.  YEAR TWO.

            If, on the first day of any month of Year Two, the number of Active Teleprinters is less than the sum of [*] (which sum is referred to as the "[*]") SBCL will pay Healtheon pursuant to Section 5.5 as though the number of Active Teleprinters on the first day of such month was equal to the Year Two [*].

5.13.4.  YEAR THREE.

         If, on the first day of any month of Year Three, the number of Active Teleprinters is less than the sum of [*] (which sum is referred to as the "[*]"), SBCL will pay Healtheon pursuant to Section 5.6 as though the number of Active Teleprinters on the first day of such month was equal to the Year Three [*].

5.13.5.  YEAR FOUR.

            If, on the first day of any month of Year Four, the number of Active Teleprinters is less than the sum of (i) * (which sum is referred to as the "[*]"), SBCL will pay Healtheon pursuant to Section 5.7 as though the number of Active Teleprinters on the first day of [*] was equal to the Year Four [*].

5.13.6.  YEAR FIVE.

            If, on the first day of any month of Year Five, the number of Active Teleprinters is less than the sum of (i) [*] (which sum is referred to as the "[*]"). SBCL will pay Healtheon pursuant to Section 5.8 as though the number of Active Teleprinters on the first day of [*] was equal to the Year Five [*].

5.13.7.  AGGREGATE [*] AMOUNTS.

            The fees payable by SBCL for the last month of each Year pursuant to Sections 5.3, 5.5, 5.6, 5.7, or 5.8 of this Agreement and this Section 5.13, as applicable to that Year, shall be [*]) so that, for that Year, SBCL shall not have paid fees under such applicable Section and this Section 5.13 with respect to a number of teleprinters that is [*] of (i) that number of teleprinters which is equal to the [*], as applicable, for each of the [*], or (ii) the sum of the [*] for each month in such Year on which fees would be paid but for this
Section 5.13.

5.13.8.  EXAMPLES.

         Examples of the application of this Section 5.13 are attached hereto as
EXHIBIT 5.13.8.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.  OTHER PROVISIONS AFFECTING PRICING

6.1.  STAT INSTALLS.

       SBCL may, on a rare and occasional basis, and for reasonable commercial purposes, request that a Provider receive an installation on a faster basis than the Performance Standards otherwise requires. Healtheon will accommodate SBCL's reasonable request for such "STAT" services requested in accordance with the foregoing sentence. Any incremental out-of-pocket costs (expenses in excess of those that would be incurred in providing Agreed Services to such Provider without regard to the request for STAT services) incurred by Healtheon by reason of SBCL's request shall be paid by SBCL to Healtheon within [*] after receipt of invoice therefor.

6.2.  SCAN SITES.

      If a Provider is receiving services under the Prior Services Agreement for SCAN (as defined in the Prior Services Agreement) and also has one or more Active Teleprinters subject to this Agreement, SBCL shall [*] the Year One Monthly Teleprinter Fee for any Active Teleprinter at such Site for [*]. The Year One Monthly Teleprinter Fee (or the Standard Monthly Teleprinter Fee, as applicable) [*] Active Teleprinter at each such Site for [*] and for each month thereafter except to the extent that SBCL shall have provided a de-installation notice pursuant to Section 1.1.1(d).

6.3..[*]

      6.3.1 From and after the effective date of a Reference Contract the appropriate portion of the Site Fees due under this Agreement shall be [*], to an amount equal to [*] furnishing clinical laboratory testing results on [*] teleprinters ("Reference Services") provided pursuant to such Reference Contract.

       "Reference Contract" shall mean any agreement between Healtheon and [*] pursuant to which Healtheon (i) provides services that include furnishing clinical laboratory testing results on a [*], or (ii) provides only the service of furnishing clinical laboratory testing results on [*] at [*] and services directly related thereto; or (iii) provides services that include furnishing clinical laboratory testing results on [*] and that [*] that such agreement shall be deemed a Reference Contract.

       6.3.2 On or prior to the earlier of (i) [*] or (ii) the date on which [*] teleprinter network, the parties shall agree upon the adjustment to the applicable portion of the Site Fees to be paid by SBCL for the use of [*] Teleprinters (in the case of (ii), based on the price to be paid by an [*] Lab for the use of any Active Teleprinter (which will thereby become a [*] Teleprinter)). Notwithstanding the foregoing, if Healtheon (i) has [*] which seeks to use teleprinters which are the subject of this Agreement and (ii) has given SBCL [*], the parties shall endeavor to reach agreement regarding such adjustment within thirty (30) days after such notice, and if the parties have not reached agreement regarding such adjustment by a date thirty (30) days after such notice, either party may identify such dispute for resolution pursuant to Section 16; PROVIDED HOWEVER, if the dispute is not

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

resolved within [*] after the matter has been identified for resolution pursuant to Section 16, Healtheon may proceed to [*] and [*] which are the subject of this Agreement [*]; and the fees paid by SBCL for use of such [*] Teleprinters shall be set at the [*] until such time as the dispute has been finally resolved pursuant to Section 16 or by agreement, and thereupon any fees previously paid by SBCL for the use of such [*] Teleprinters shall [*] to reflect such resolution or agreement.

     6.3.3 In determining whether amounts paid by [*] for Reference Services reflect [*] the applicable portion of the Site Fees, the parties shall mutually agree on appropriate means of [*] for Agreed Services and [*]. Any dispute occasioned by the inability of the parties to so agree shall be resolved in accordance with Section 16 hereof.

     (a) The parties acknowledge and agree that there are multiple methods which may be utilized to determine [*] pursuant to Section 6.3.1 Such methodologies may include but are not limited to:

            (i)  comparison of [*] SBCL to Healtheon hereunder to the [*]; or

            (ii) comparison of [*]. If this methodology is used, it shall be determined by [*] charged by Healtheon on an invoice [*] on the invoice.

     (b) The parties will consider, in any such case [*], such as [*] and the amount, if any, paid by Healtheon to [*] which are used by [*]. If fees charged by Healtheon to [*] with other fees, then Healtheon and SBCL shall choose a commercially reasonable approach to [*].

       6.3.4 Healtheon's obligations to protect the [*] applicable to [*] shall be respected in applying this Section 6.3.

       6.3.5 In [*] required by Section 6.3.1, the parties shall take into account the [*] applicable to the Agreed Services and [*]. In the event [*] are [*] than [*] for the Agreed Services and [*] (taking into account the matters set out in Section 6.3.3) [*] the [*] the Agreed Services, SBCL shall be entitled to [*] applicable to the Agreed Services with appropriate [*] hereunder, as mutually agreed by the parties at the time. In the event that [*] applicable to [*] are [*] the [*] for the Agreed Services and [*] (taking into account the matters set out in Section 6.3.3) [*] SBCL shall be entitled pursuant to Section 6.3.1 to [*] under this Agreement.

       6.3.5 When SBCL gains the ability [*] to a [*] pursuant to the Asset Purchase Agreement and which was [*] pursuant to this Agreement, SBCL will pay to Healtheon a fee therefor which is [*] (taking into account the matters set out in Section 6.3.3) [*] by Healtheon [*] for the use of such teleprinter.

       6.3.6 If Healtheon fails to implement this Section 6.3, [*] SBCL the [*] by Healtheon to SBCL and the [*] if this Section 6.3 had been implemented in accordance with its terms, plus interest at the Prime Rate.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.4.  EFFECT OF REGULATORY CHANGES.

       If any Regulatory Change shall occur which materially changes the [*] or [*] to either SBCL or Healtheon, then the parties agree [*] the Site Fees payable or other provisions hereunder in a manner that will be fair to both parties while at the same time [*] of the parties under this Agreement to the greatest extent possible and in a manner consistent with the Regulatory Change. Any dispute as to the amendments to this Agreement to be made in the event of a Regulatory Change shall be settled in accordance with the procedures set forth in Section 16 hereof.

       6.4.1 For purposes of this Section 6.4, a "Regulatory Change" shall have occurred if any Regulation is modified, implemented, threatened to be implemented (where the Regulation as threatened to be implemented is generally followed by those in the industry), or determined to prohibit, restrict or in any way materially change the [*] to either SBCL or Healtheon.

6.5. [*] INSTALLATIONS.

     (a) Notwithstanding anything to the contrary in this Agreement, in the event the number of Active Teleprinters as of the Effective Date is [*], then Healtheon shall [*] for each new installation after [*] up to a [*].

     (b) In addition, SBCL shall be responsible for the cost of installing any Phone Line required for such Active Teleprinters for which SBCL is so billed by Healtheon. SBCL will pay undisputed invoices for such installations within [*] of the invoice. The invoice shall contain reasonable documentation of the Phone Line installation costs.

     (c) SBCL will arrange and be responsible for the actual installation of such teleprinters, and all labor costs, travel expenses and similar costs incurred by SBCL in connection with such installations. The parties expect that SBCL will use [*] to perform such installations.

     (d) If by the end of Year One SBCL has [*] of new teleprinters [*], SBCL will pay Healtheon an amount equal to the [*] (i) the number of [*] the sum of [*] and [*] such a teleprinter [*].

     (e) If at or prior to the end of Year One, the parties determine that SBCL has [*] pursuant to Section [*], Healtheon will [*].

     (e) If SBCL can demonstrate that the number of teleprinters in inventory (including new teleprinters received; new teleprinters ordered but not received, and teleprinters de-installed and available for re-installation) on the Effective Date was greater than [*] (as described above) [*] then SBCL will be entitled to [*] in Section [*].


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.  CHANGES AND DEVELOPMENTS.

7.1.  CHANGES.

       As used in this Section 7, "Change" means a change to (i) the computer systems which would affect the provision, or the steps in transmission, of Teleprinter Services ("Systems Changes"), including without limitation the [*] Transmissions being directed through [*], (ii) the technology used in providing Teleprinter Services, (iii) the operational processes through which Teleprinter Services are provided, or (iv) the telecommunications which are utilized in delivering test report data to Providers. No Change will be made by either Healtheon or SBCL that would affect the Agreed Services unless:

       7.1.1 With respect to all Systems Changes, and all material Changes other than Systems Changes, the party seeking to implement the Change gives the other party both (i) sixty (60) days prior written notice of the Change and (ii) opportunity to review and approve the Change (which approval shall be required to be obtained before implementing such Change) and which approval shall not be given until after any appropriate steps with affected Providers are taken and reasonable acceptance testing, if applicable, is satisfactorily completed. In the event Healtheon desires to [*] SBCL send Transmissions over [*] Healtheon shall provide notice of same to SBCL and the parties shall agree on appropriate testing and approval steps as well as quality assurance. No such migration to the Healtheon network shall occur without SBCL's prior written consent. In the event of any such migration, the confidentiality of Transmissions and the performance standards for such network shall be consistent with the Network Standards (as defined in the Prior Services Agreement) and subject to SBCL's approval.

     7.1.2 The Change will not result in any material additional costs to be incurred by either SBCL or Healtheon under this Agreement.

     7.1.3. In the event of such Changes, Performance Standards will be reviewed, modified and/or expanded to take into account the Change.


7.2.  YEAR 2000 COMPLIANCE.

     7.2.1 For purposes of this Section 7.2, a "Year 2000 Problem" shall be deemed to exist if a teleprinter fails to receive or print accurate and complete test reports because of any problem related to the occurrence of dates prior to, during, or after the year 2000 and reasonably classified as a "year 2000" problem.

     7.2.2 In the event any teleprinter conveyed to Healtheon under the Asset Purchase Agreement (each, an "APA Teleprinter") or any part conveyed to Healtheon under the Asset Purchase Agreement (each, an "APA Part") has a Year 2000 Problem, Healtheon will (i) restore results delivery capabilities to the affected Site and/or APA Teleprinter in accordance with SBCL's direction, and
(ii) use its commercially reasonable efforts, if SBCL so requests, to remedy such Year 2000 Problem of such APA Teleprinter or APA Part and notwithstanding anything in this Agreement to the contrary (but subject


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

to Section 7.2.3 of this Agreement), [*] of Healtheon associated with restoring results delivery capabilities to the affected Site and/or APA Teleprinter in accordance with SBCL's directions or incurred by virtue of Healtheon's commercially reasonable efforts to remedy such Year 2000 Problem of such APA Teleprinter or APA Part in accordance with SBCL's request, (y) not hold Healtheon responsible for any Loss (as that term is defined in the Asset Purchase Agreement) of SBCL by reason of such failure of such APA Teleprinters, and (z) indemnify and hold harmless Healtheon against any Third Party Claim (as that term is defined in the Asset Purchase Agreement) to the extent such claim is alleged to have been caused by such failure of such APA Teleprinter, in accordance with Section 6.3.2 of the Asset Purchase Agreement. Healtheon shall not be in breach of this Agreement for failure to meet any Performance Standards to the extent that such failure is attributable to a Year 2000 Problem existing in the assets sold to Healtheon pursuant to the Asset Purchase Agreement or in SBCL systems. Notwithstanding any Year 2000 Problem of any APA Teleprinter, SBCL shall continue to be obligated to pay any and all Site Fees for such affected APA Teleprinter as though there were no Year 2000 Problem for such affected APA Teleprinter (and Healtheon shall be obligated to pay any and all amounts owed by it) under this Agreement without regard to provisions providing for liquidated damages or escrow of such amounts.

       7.2.3 Any teleprinter subject to this Agreement which is not an APA Teleprinter (including software therein and upgrades to such software), any hardware repairs or upgrades made with parts other than APA Parts, and any software upgrades in one or more of the APA Teleprinters made on or after the Effective Date by or at the direction of Healtheon, will not have a Year 2000 Problem. In the event such a teleprinter, hardware repair or upgrade, or software upgrade does have a Year 2000 Problem, Healtheon will (i) restore results delivery capabilities to the affected Site where such teleprinter is located, where such hardware repair or upgrade is located, or where such software upgrade was made, and (ii) use its commercially reasonable efforts to remedy such Year 2000 Problem, at Healtheon's sole cost and expense.

7.3.  REQUIRED CHANGES.

      Healtheon shall be required to develop and implement, at its expense except to the extent hereinafter provided, as promptly as practicable and in no event later than thirty (30) days prior to the effective date of any applicable change to Applicable Laws (including a change which is threatened to be implemented where such change as threatened to be implemented is generally followed by those in the industry (each, a "Threatened Change")), any Change which (i) Healtheon determines are required for teleprinters used in Teleprinter Services to remain in compliance with all Applicable Laws (or a Threatened Change), or (ii) SBCL requests in writing to Healtheon for compliance with Applicable Laws (or a Threatened Change) of such teleprinters. In the event that an SBCL requested Change pursuant to clause
(ii) of the preceding sentence is ultimately and finally determined not to be required in order to comply with Applicable Laws (or a Threatened Change), then SBCL shall reimburse Healtheon for its out-of-pocket costs incurred in effecting such Change.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.4.  DEVELOPMENT WORK REQUESTED OR USED [*]

      7.4.1 When Healtheon performs development work that would benefit the provision of Teleprinter Services at [*], SBCL shall have the right to [*], and at a price that reflects that Healtheon will [*], but only for so long as Healtheon has the legal right to offer such work to SBCL and such work is not proprietary to the contracting party.

      7.4.2 When Healtheon performs development work in connection with Teleprinter Services at the request of SBCL and such work is usable in connectivity [*] the [*] shall reflect that Healtheon [*].

8.  COMPLIANCE MATTERS.

8.1.  GENERAL.

      Healtheon is a computer technology company which provides electronic connectivity services, and is not a health care provider. Healtheon acknowledges that, for a laboratory services provider such as SBCL, the ability to assure that it complies with applicable laws, rules or regulations ("Applicable Laws"), including, but not limited to, the federal Physician Self-Referral Law, 42 U.S.C. 1395nn, and the regulations promulgated thereunder (together, the "Stark Law"), similar state physician self-referral laws and regulations (together with the Stark Law, the "Self-Referral Laws"), the federal Medicare/Medicaid Antikickback Law and regulations promulgated thereunder (the "Federal Antikickback Law"), and similar state antikickback laws and regulations (together with the Federal Antikickback Law, the "Antikickback Laws"), is of critical importance. SBCL and Healtheon intend that the outsourcing of the Teleprinter Services to Healtheon and the subsequent provision of the Agreed Services by Healtheon to SBCL be done in a manner that allows SBCL to maintain its compliance with Applicable Laws. Accordingly, SBCL and Healtheon have agreed to the provisions set forth in this Section 8.

8.2.  REPRESENTATION, WARRANTY AND COVENANT.

      Healtheon represents, warrants, and covenants to SBCL as follows:

      8.2.1 Healtheon will not directly or indirectly provide any remuneration, as defined in the applicable Self-Referral Laws or Antikickback Laws, to any Connected Provider to whom any of such Self-Referral Laws or Antikickback Laws applies on behalf of SBCL, except for direct or indirect remuneration permitted by such law.

      8.2.2 In furtherance and not in limitation of the foregoing, SBCL and Healtheon may, from time to time, agree upon certain principles, activities, agreements, standard operating procedures and/or actions (the "SOPs") that one or both parties, as applicable, will follow or undertake to help SBCL assure its compliance with Applicable Laws, and each party will follow any such SOPs applicable to it in the course of conducting its respective business.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     8.2.3 With respect to any Connected Provider located in the State of New York to which Healtheon or SBCL, as the case may be, is providing Phone Lines or a teleprinter or other equipment in connection with the provision of Teleprinter Services, Healtheon will not permit Shared Use of same unless either
(i) SBCL has informed Healtheon in writing that it is willing to permit Healtheon to allow such Shared Use and that Healtheon and SBCL have agreed upon appropriate parameters for such Shared Use; or (ii) the only such Shared Use is the result of a teleprinter becoming a Generic Teleprinter in accordance with this Agreement and so long as a fair market value charge is paid by SBCL and such third party using such teleprinter for the use of such teleprinter. If and to the extent that Section VI.A.3 of the Prior Services Agreement shall cease to apply because SBCL shall have informed Healtheon that it is willing to permit Healtheon to allow the Shared Use contemplated by that Section of the Prior Services Agreement, then this Section 8.2.3 shall similarly no longer apply.

     8.2.4 Healtheon will provide any reasonable assistance that SBCL may request from Healtheon, including the provision of information or other assistance, in order for SBCL to fulfill any obligation that SBCL, in its sole discretion, determines it has under the Integrity Agreement. Notwithstanding the foregoing, nothing in this provision is intended to or should be interpreted to mean that Healtheon is subject to any of the provisions of the Integrity Agreement.

     8.2.5 In the event that SBCL becomes aware of an issue with respect to compliance with this Section 8, SBCL will promptly inform Healtheon of such issue and Healtheon will promptly address such issue and take action to remedy any such issue to the reasonable satisfaction of SBCL.

8.3.  PHONE LINES.

     Healtheon's obligations under this Section 8 shall apply to all Phone Lines, whether or not Healtheon has billing responsibility therefor, consistent with the provisions of Section 1.1.5.

8.4.  AUDIT RIGHTS.

     SBCL shall have Audit Rights, exercisable from time to time in SBCL's sole discretion, but not more than once per calendar year, with respect to all of Healtheon's books, records and other materials that relate to any compliance issues covered by this Section 8 in order for SBCL to determine Healtheon's fulfillment of its obligations hereunder or under any separately agreed upon SOPs. In any exercise of Audit Rights under this Section 8.4, SBCL shall give Healtheon two (2) weeks' prior written notice of any such audit, and shall abide by reasonable Healtheon security and confidentiality procedures during the audit. SBCL and Healtheon shall each bear their own expenses associated with such audit.

8.5.  DISPUTE RESOLUTION.

     Notwithstanding any other provision of this Agreement to the contrary, because of the critical nature of compliance to SBCL's business, disputes regarding compliance with this Section 8 may not be susceptible to resolution following normal dispute resolution mechanisms. In the event that SBCL and Healtheon have a disagreement or dispute regarding compliance with this Section 8, Healtheon agrees to use its best efforts in working with SBCL to attempt to resolve that dispute as soon as possible. If the parties are not able promptly to resolve any such dispute, and the parties are not able to agree upon another mechanism, such as that provided for in Section 16 hereof, to resolve the issue, SBCL shall have the right to exercise any and all remedies available to it under this Agreement, including the right to terminate the Agreement.

9.  COOPERATIVE RELATIONSHIP

9.1.  COOPERATION.

     Upon SBCL request, Healtheon will work with SBCL's sales people to generate connectivity for Teleprinter Services.

9.2.  USE OF OTHER PARTIES' NAME.

     Each party shall have the right to include the other party's name on its client or vendor list and to disclose the nature of the services and products provided under this Agreement, so long as such services and products are accurately represented; PROVIDED, HOWEVER, that neither party has the right to use the other's name, trademarks or trade names for other advertising, sales promotion, or publicity purposes without the other's prior written consent.

9.3.  REFERENCE CHECKS.

     SBCL shall designate one or two individuals who shall respond to a reasonable number of reference inquiries and visits (not to exceed two visits in any calendar month) by customers and potential customers of Healtheon on mutually agreeable terms. SBCL shall retain the right [*] of SBCL or to [*] who does not abide by SBCL's policies and procedures. Healtheon shall inform all customers and potential customers allowed on SBCL's premises pursuant to this
Section 9.3 that they are required to abide by SBCL's policies and procedures.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.  EXCLUSIVITY; PREFERRED PROVIDER.

10.1.  EXCLUSIVE PROVIDER.

     Section VII.D of the Prior Services Agreement related to the freedom of SBCL to undertake any results reporting services using teleprinters. This Agreement reflects SBCL's exercise of its right thereunder, and SBCL agrees that, so long as this Agreement (or any successor agreement hereto) remains in effect, this Agreement (or such successor agreement hereto) will be SBCL's sole exercise of such right (subject to the terms of this Agreement). Accordingly, SBCL hereby agrees that Healtheon shall be the exclusive provider to SBCL of Agreed Services until the earlier of (i) termination or expiration of this Agreement, and (ii) such time as more than [*] accordance with [*] hereof. Notwithstanding the foregoing, if Healtheon fails to meet any of the Performance Standards in any [*] or any [*] (a "Disqualifying Condition"), SBCL may [*] Healtheon's [*] of Agreed Services, provided however, if SBCL does not exercise its right to [*] status within [*] after the date the occurrence of a Disqualifying Condition is first reflected in a report delivered pursuant to
Section 1.1.1(g) or a notice from SBCL pursuant to Section 1.1.4, SBCL may not thereafter exercise its [*] as a result of such Disqualifying Condition. Thereafter, Healtheon shall be [*] of Agreed Services to SBCL except as provided in Section 10.2.

10.2.  LIMITATIONS ON PREFERRED PROVIDER STATUS.

     The provisions of Section 10.1 with respect to preferred provider status shall apply unless and until any of the following occurs:

     10.2.1 Healtheon ceases to offer products and services which have features and functionality which are substantially comparable to other similar products and services of similar vendors for services in the nature of Teleprinter Services; SBCL provides written notice of same and, within thirty
(30) days after such notice is given, Healtheon fails to demonstrate to SBCL's reasonable satisfaction that such determination is not accurate.

     10.2.2 [*] for the [*] (including CRTs) to Healtheon made [*] and the amount of [*] is not [*] (which for purposes of this Section 10.2.2 shall be deemed to be [*] the number of [*] equal to [*] pursuant to the [*] (as adjusted for [*] (a "[*]"). The parties agree that, notwithstanding [*] a [*] will not permit SBCL to [*] as provided [*]. After Healtheon has [*], this Section
10.2.2 shall apply only if the [*] by reason of an [*] by Healtheon that is not a [*].

     10.2.3 Any of the events described in Sections 14.2.1 through 14.2.5 shall have occurred (without regard to grace periods otherwise applicable thereto and other than an event under Section 14.2.4 which is based upon a failure of SBCL to pay amounts due from it hereunder).

     10.2.4 A Disqualifying Condition occurs (other than the Disqualifying Condition that [*] under Section 10.1) provided however, if SBCL does not exercise its right to terminate Healtheon's preferred provider status within [*] after the date the occurrence of such a Disqualifying Condition is first reflected in a report delivered pursuant to


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Section 1.1.1(g) or a notice from DBCL pursuant to Section 1.1.4, SBCL may not thereafter exercise its right to terminate Healtheon's preferred provider status as a result of such Disqualifying Condition.

10.3.  EXCLUSIONS.

     Notwithstanding anything to the contrary contained in this Agreement, including without limitation this Section 10, SBCL shall be entitled, without restriction and in its sole discretion, to (i) use or change any result reporting system for purposes of connectivity between an SBCL Lab and a Provider, or between SBCL Labs, that does not involve the use of teleprinters;
(ii) pursue future arrangements or relationships for Test Report delivery that does not involve the use of teleprinters; and (iii) use or change any system between SBCL Labs and other facilities owned, managed and/or operated by SBCL. Without limiting the foregoing, SBCL shall be entitled without restriction and in its sole discretion, to change, continue to use or install new (non-teleprinter) test results reporting interfaces and devices. SBCL will not [*] or enter into [*] with [*] for such [*] and [*] opportunity to [*] on the [*] may make such [*] (if [*] are asked to do so).

10.4.  SBCL TRANSACTIONS.

     In the event that SBCL merges with or into, or acquires or is acquired by an entity, owning or operating a clinical laboratory, or sells substantially all of its assets to or merges or consolidates with (or undertakes a share exchange with) another entity in a transaction in which this Agreement is assigned to such entity, SBCL shall have the right to elect to have the preferred provider status removed with respect to such other entity, PROVIDED THAT the [*] set forth in [*] hereof shall continue in effect after the date of such transaction. In addition, in the event of such an SBCL transaction, this Agreement shall, at the option of the new entity, apply only to Sites existing on the date of consummation of such transaction.

11..[*]

11.1.  [*] USE OF TELEPRINTERS.

     Healtheon shall not permit any teleprinter or Phone Line in respect of which SBCL pays for Agreed Services hereunder to be [*] to become a [*] Teleprinter unless [*] for such use. Until [*], Healtheon will target for [*] Teleprinters only those teleprinters [*] which, as of the date hereof, receive teleprinter result reporting services from [*].

11.2. [*] SITES.

     Prior to the Effective Date, SBCL shall [*] (other than sites that have [*] Teleprinters, [*] , and other than, at SBCL's option, those Sites with a teleprinter from SBCL and a [*])) which (i) have the [*] from all such Sites and
(ii) represent [*] of the [*] ordered from all such Sites [*]. A preliminary list of [*] is attached hereto as EXHIBIT 11.2. Such list is true and correct in all material respects. A final list of [*] shall be delivered to Healtheon on or before the Effective Date. SBCL may, on a rare and occasional basis,


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

and for reasonable commercial purposes [*] from such list, and substitute a [*] for such [*], which [*] shall be a [*].


     11.2.1 Teleprinters located at [*] shall not be [*] Teleprinters for the use [*] for at least [*] from the Effective Date, unless SBCL is [*] to the teleprinters [*] will have to the teleprinter at [*].

     11.2.2 Notwithstanding the foregoing, Healtheon may [*] or any other [*] which is a successor to and comparable[*], provided that access to such [*] or such other successor solution shall [*] as provided by Section 11.2.1.

11.3.  TIMING OF [*] PRINTERS.

     [*] will not [*] to (i) an Active Teleprinter (thereby [*] teleprinter a [*] Teleprinter) or (ii) an Active Teleprinter that [*] Teleprinter, in either case located at a Site other than a [*], [*] unless [*] is a party to [*] and SBCL is [*] to the teleprinters that are subject to such Reference Contract, and in such case [*] of teleprinters to [*] Teleprinters for such [*], and conversion of such [*] teleprinters to [*] teleprinters for the purpose of SBCL's access, may be accomplished within a [*] provided that the [*] time for [*] under this Agreement is [*] for SBCL under such Reference Contract.

12.  CONFIDENTIALITY AND SECURITY.

12.1.  DATA CONFIDENTIALITY.

     Each party agrees that patient clinical records are Confidential Information and each party shall not disclose or utilize individual lab test information in any way that would violate any patient confidentiality obligation or any Regulations. Without limiting Healtheon's obligations regarding Confidential Information which may be otherwise provided for in this Agreement, Healtheon shall be responsible to ensure the confidentiality of test results and patient information transmitted in the provision of Teleprinter Services in accordance with all applicable Regulations governing such patient confidential information, including to prevent anyone other than the sender and addressee of Transmittal Information or their respective authorized employees from monitoring, using, gaining access to or learning the import or contents of any Transmittal Information. The foregoing notwithstanding, Healtheon shall not have any obligation regarding the confidentiality of a Test Report once it has been printed at a teleprinter.

12.2.  DISTRIBUTION AND USE OF DATA.

     All Transmittal Information sent by SBCL shall be owned by SBCL and not by Healtheon. Healtheon shall not capture, aggregate, integrate, compile, regenerate, merge, manipulate or otherwise use the Transmittal Information for any purposes and shall not provide the Transmittal Information to any other person or entity, other than as specifically required or allowed under the terms of this Agreement to perform the Agreed Services, without the prior written consent of SBCL. Healtheon agrees that such information cannot be aggregated for any Provider or among different customers or other

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

health care providers or laboratory service providers for any purpose, without SBCL's prior written consent.

     12.2.1 If Healtheon is served with a warrant, subpoena or any other order or request from a governmental body or any other entity or person for any records or files of Transmittal Information, Healtheon will as soon as practicable, and not in violation of law, deliver to SBCL a copy of such warrant, subpoena, order or request and will not, without SBCL's prior written consent, accede to the same unless and until required to do so under applicable law.

     12.2.2 SBCL agrees that Healtheon shall have SBCL Access for [*] and otherwise to the extent reasonably necessary to perform Agreed Services hereunder and meet the Performance Standards. Healtheon acknowledges and agrees that in the event it has access to confidential data relating to a Connected Provider and/or the Connected Providers' patients, employees and medical staffs, Healtheon will hold such information in the strictest confidence and will not, without SBCL's (and, if required, the Connected Provider's) prior written consent, disclose any such information, including without limitation in any regeneration, recompilation, or reorganization thereof, or through any statistical analyses or provision of other excerpts thereof. Without limiting the foregoing, Healtheon agrees that it shall limit the Healtheon employees who have access to any patient identifiable health information, including without limitation, any information relating to a Test Report, if any, to only those "need to know" employees of Healtheon as is required to perform the Agreed Services to the level of the Performance Standards set forth herein. Such employees shall be identified to SBCL in advance of such access and shall have executed and delivered to Healtheon and to SBCL, an agreement requiring non-disclosure of confidential information, compliance with all Healtheon policies and procedures with respect to Confidential Information and security of the Network (which shall be consistent with the requirements in this Agreement), if applicable, established by SBCL and shall include an acknowledgment of immediate termination for breach of such agreement. To the extent any employee of Healtheon acquires such SBCL Access, Healtheon shall cause such employees to abide by SBCL's [*] procedures, and shall deliver to SBCL such agreements reflecting same as may be required by SBCL and identified to Healtheon in writing from time to time. Healtheon shall be responsible for promptly notifying SBCL if any employee with SBCL Access is terminated or leaves the employment of Healtheon.

12.3.  TRADE SECRET NONDISCLOSURE COVENANT.

     Without limiting the foregoing, Trade Secrets and Confidential Information and all physical embodiments thereof received by either party (the "RECEIVING PARTY") from the other party (the "DISCLOSING PARTY") during the term of this Agreement, including those received pursuant to the exercise of Audit Rights as described in Section 1.3 hereof, are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. In furtherance of the foregoing:

     12.3.1 At all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Trade Secrets of the Disclosing Party in


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

confidence, and will not use, copy or disclose such Trade Secrets, or any physical embodiment thereof, or cause any of such Trade Secrets to lose their character as Trade Secrets. At all times during the term of this Agreement and for a period of eighteen (18) months following the termination of this Agreement (except where a longer period is required pursuant to this Agreement or Regulations) the Receiving Party shall hold the Confidential Information of the Disclosing Party in confidence, and will not use, copy or disclose such Confidential Information, or any physical embodiments thereof, or cause any of such Confidential Information to lose its character or cease to qualify as Confidential Information.

     12.3.2 Trade Secrets and Confidential Information shall be maintained under secure conditions by the Receiving Party, using reasonable security measures and in any event (i) not less than the same security measures used by the Receiving Party for the protection of its own Trade Secrets and Confidential Information of a similar kind, and (ii) any specific security measures required by this Agreement. The Receiving Party shall not remove, obscure or deface any proprietary legend relating to the Disclosing Party's rights, on or from any tangible embodiment of any Trade Secrets and Confidential Information without the Disclosing Party's prior written consent. Within thirty (30) days after termination of this Agreement, the Receiving Party shall deliver to the Disclosing Party all Trade Secrets and Confidential Information, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

     12.3.3 If the Receiving Party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets or Confidential Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then the Receiving Party will not be liable to the Disclosing Party for disclosure of Trade Secrets or Confidential Information required by such order if the Receiving Party complies with the following requirements: (i) if an already issued order calls for immediate disclosure, then the Receiving Party shall immediately move for or otherwise request a stay of such order to permit the Disclosing Party to take measures such as are described in clause (iii); (ii) the Receiving Party shall immediately notify the Disclosing Party of the motion or order by the most expeditious possible means; and (iii) the Receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the Disclosing Party for an order protecting the confidentiality of the Trade Secrets and Confidential Information, including joining or agreeing to (or non opposition to) a motion for leave to intervene by the Disclosing Party.

     12.3.4 The Receiving Party shall immediately report to the Disclosing Party any attempt by any person of which the Receiving Party has knowledge (i) to use or disclose any portion of the Trade Secrets and Confidential Information without authorization from the Disclosing Party, or (ii) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of the Trade Secrets or Confidential Information (except as permitted herein).

12.4.  PERMITTED DISCLOSURES.

     Notwithstanding any provisions of this Agreement to the contrary, SBCL may disclose to the OIG as part of the disclosures SBCL makes under its Integrity Agreement the fact that SBCL and Healtheon have entered into the transactions contemplated by the parties and any information relating to such transaction or this Agreement which SBCL determines, in good faith upon advice of counsel, is required or, in light of SBCL's obligations under the Integrity Agreement, appropriate for SBCL to make, or SBCL proposes to make in response to a request for such information from the OIG, provided that Healtheon shall be given opportunity (which shall be reasonable in light of all facts and circumstances) to review and comment upon the information SBCL intends to include in any such submission. In the event that any such disclosure that SBCL intends to make includes any information that constitutes Confidential Information of Healtheon or Trade Secrets of Healtheon, SBCL will provide reasonable (in light of all facts and circumstances, including the time frame in which such disclosure is required to be made) assistance to Healtheon to take reasonable steps to assure that such Confidential Information or Trade Secrets of Healtheon are maintained in confidence, including, but not limited to, (i) requesting that the OIG treat such information as trade secrets, confidential information or financial information within the meaning of the Freedom of Information Act, 5 U.S.C.
Section 552(b)(4), (ii) requesting of the OIG that SBCL and Healtheon be given prior notice of any proposed release of such information to persons or entities outside of the OIG; (iii) requesting that the OIG otherwise assure the confidentiality of the information provided by Healtheon as if such information was confidential information of SBCL as provided for in Section 46 of the Integrity Agreement and taking other reasonable steps that may be requested by Healtheon and to which SBCL may, in its sole discretion, agree to assure that the OIG honors its confidentiality obligations in that section; (iv) where such information is to be provided in response to a request by the OIG, take reasonable steps to narrow the request for information from the OIG in an appropriate manner in order to limit the amount of information, if any, that constitutes Confidential Information or Trade Secrets of Healtheon covered by such request; and (v) make reasonable efforts to permit Healtheon with the concurrence of the OIG, to disclose such information directly to the OIG provided that in any such case, Healtheon shall give SBCL a timely opportunity to review, comment upon, and approve the information Healtheon intends to include in such submission. The additional safeguards described in subsections
(i) through (v) above are designed to help assure the confidentiality of Confidential Information and Trade Secrets the disclosure of which would have a material adverse impact on Healtheon. These additional provisions are not intended to interfere with SBCL's ability to meet its disclosure obligations under the Integrity Agreement.

     Each party shall promptly notify the other in the event it receives an inquiry, investigation, or request for information from the OIG or other governmental agency into the matters relating to the proposed transaction.

12.5.  EMPLOYEE WAIVERS.

     Healtheon shall ensure that all employees or agents who perform customer support services have signed non-disclosure agreements that, at minimum, contain provisions prohibiting the disclosure of Confidential Information to the same extent as is set forth in Section 12 hereof.

13.  RELATIONSHIP MANAGERS AND COMMUNICATION PLAN.

13.1.  RELATIONSHIP MANAGERS.

     Each party will designate a relationship manager ("RELATIONSHIP MANAGER") for matters pertaining to this Agreement and shall consult with the other before
changing its Relationship Manager.   The Relationship Manager for each party
shall be the same as such party's relationship manager under the Prior Services Agreement.

13.1.1.  HEALTHEON RELATIONSHIP MANAGER.

     Healtheon will designate a representative responsible for the SBCL account and who will have decision making authority for Healtheon (the "HEALTHEON RELATIONSHIP MANAGER"). The Healtheon Relationship Manager will be a member of the Transition Committee and shall attend planning meetings with SBCL, keep SBCL updated on feedback from the field with regard to use of teleprinters, potential for alternative means of results-only reporting, conversion of teleprinters to Healtheon Dx or other Healtheon solution.

13.1.2.  SBCL RELATIONSHIP MANAGER.

     SBCL will designate a representative responsible for SBCL's relationship with Healtheon who will have decision making authority for SBCL (the "SBCL RELATIONSHIP MANAGER"). The SBCL Relationship Manager will be a member of the Transition Committee and will coordinate SBCL's activities with Healtheon, attend planning meetings with Healtheon, and keep Healtheon updated on trends with regard to use of teleprinters by SBCL.

13.2.  COMMUNICATION PLAN.

     Within [*] after the date of this Agreement, Healtheon and SBCL shall prepare a mutually agreeable written plan for communicating [*] the fact of the transactions and arrangements contemplated by the Asset Purchase Agreement and this Agreement. Such plan shall contain a mutually agreeable [*] which will include a statement (consistent with the terms of Exhibit 1.1.1(h)) of the [*] with respect to Active Teleprinters which will act as an amendment to existing agreements or creation of a new agreement where no written agreement existed at the Closing Date.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.  TERM AND TERMINATION.

14.1.  INITIAL TERM.

     This Agreement shall take effect from February 1, 1999 and shall continue in effect until the last day of Year Five unless earlier terminated as provided herein or extended pursuant to Section 14.1.1 or 14.1.2.

14.1.1.  INITIAL RENEWAL.

     SBCL may extend this Agreement for a sixth and seventh Year by giving Healtheon notice to that effect not less than one hundred eighty (180) days prior to the end of Year Five unless Healtheon has provided SBCL notice on or before the last day of Year Four that it is only willing to permit a renewal for one Year, in which case SBCL may extend this Agreement only for a sixth Year by giving Healtheon notice to that effect not less than one hundred eighty (180) days prior to the end of Year Five.

14.1.2.  SUBSEQUENT RENEWALS.

     This Section 14.1.2 applies unless Healtheon gave the notice referred to in
Section 14.1.1. SBCL may extend this Agreement for successive two Year periods by giving Healtheon notice to that effect not less than one hundred eighty (180) days prior to the end of the last year of a two Year renewal period unless Healtheon has provided SBCL notice on or before the last day of the first Year of such two Year period that it is not willing to permit another renewal, in which case SBCL may not extend this Agreement beyond such two Year period and it shall terminate on the last day of such period.

14.2.  TERMINATION.

     A party may cause a termination of all rights and obligations of the parties hereunder, except as provided in this Section 14, as follows:

     14.2.1 In the event that Healtheon fails to meet any of the Key Performance Standards in any [*] during any period of [*] (a "Key Default Condition"), SBCL may terminate this Agreement [*] by giving written notice of termination to Healtheon; provided however, if SBCL does not exercise its right to terminate within [*] after the date the occurrence of a Key Default Condition is first reflected in a report delivered pursuant to Section 1.1.1(g) or a notice from SBCL pursuant to Section 1.1.4, SBCL may not thereafter exercise its right to terminate as a result of such Key Default Condition. In addition,

          (a) SBCL will be entitled to liquidated damages equal to [*] of the Site Fees payable (without regard to the breach) to Healtheon pursuant to
     Section 5 hereof for the Sites for which such Key Performance Standards have not been met. Such liquidated damages shall be payable, in the absence of termination of this Agreement, by means of offset against amounts owing to Healtheon under this Agreement for immediately succeeding periods. In the event of termination


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     of this Agreement, the liquidated damages not paid by means of offset as provided above, shall be payable in cash to SBCL with interest at the Prime Rate from the date of termination to the date of payment; and

          (b) With respect to any month after Healtheon has not been in full compliance with the Key Performance Standards for [*], SBCL may, at its option, pay the fees applicable to the Sites in respect of which Healtheon is not in such compliance for such month into an escrow account established with a nationally recognized financial institution selected by SBCL, to be released (less the liquidated damages above) to Healtheon upon the date as of which Healtheon shall have been in full compliance with the Key Performance Standards for at least [*].

     14.2.2 SBCL may terminate this Agreement [*] following a breach by Healtheon of its covenants set forth in Section 8 hereof by giving written notice of termination to Healtheon.

     14.2.3 Either party may terminate this Agreement if the other party shall fail to pay any amount when due from it hereunder (disregarding for this purpose any unpaid amount in dispute which dispute is being pursued with diligence) within [*] after written notice of a failure to pay is provided by the terminating party to the nonpaying party.

     14.2.4 If one party breaches any material provision of this Agreement, which breach is not described in Section 14.2.1, 14.2.2 or 14.2.3 above (and which is not a breach of Performance Standards other than the Key Performance Standards), the nonbreaching party may terminate this Agreement by giving [*] written notice of termination to the breaching party. If such breach is (in the reasonable estimation of the terminating party) capable of being cured during such period and the other party acts diligently and continuously to cure such breach, the termination shall be suspended during such time, PROVIDED THAT:

     (a)  such breach is actually cured prior to the end of such period;

     (b) during the period from and after the time a breach by Healtheon is discovered by SBCL, SBCL may, at its election, pay all fees due Healtheon hereunder into an escrow account established with a nationally recognized financial institution selected by SBCL, to be released to Healtheon upon the later of the date within such [*] period when the breach is cured or the date prior to exercise of the termination right provided in this Section 14.2.4 as of which Healtheon shall have been not in breach of this Agreement for at [*]; and

     (c) If Healtheon proves, to SBCL's reasonable satisfaction, that such amounts are needed in order to cure the breach, SBCL will release amounts to enable Healtheon to cure the breach, in which case such released amounts will be used by Healtheon exclusively for purposes of curing such breach.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     In addition, if such breach is [*] of an Active Teleprinter to a [*] Teleprinter in violation of this Agreement, SBCL shall be entitled to the liquidated damages provided in Section 14.2.1(a) with respect to such Site until the earlier of (i) such [*] Teleprinter is [*] Active Teleprinter status, or (ii) the date SBCL consents in writing to such conversion, regardless of the exercise of any right to terminate this Agreement arising by reason thereof under this Section 14.2.4.

     14.2.5 If one party becomes insolvent, files bankruptcy, or has an involuntary bankruptcy case filed against it which is not dismissed within [*], the other party may terminate this Agreement immediately by giving written notice of termination to the breaching party.

14.3.    INTENTIONALLY OMITTED.



14.4.  EFFECT OF EXPIRATION OR TERMINATION.

     All rights and obligations of the parties hereunder shall cease upon the expiration or the effective date of the termination of this Agreement except that (i) the obligations of the parties pursuant to Section 12 (relating to confidentiality) and, Section 15 (relating to indemnity) and (ii) the obligations of Healtheon pursuant to Section 14.6 hereof (relating to termination transition) and, shall continue in full force and effect as set forth therein. In addition, if SBCL shall have Access pursuant to Section 14.6, the obligations of the parties pursuant to Section 8 (relating to compliance with Regulations) shall continue for so long as SBCL shall have Access. In addition, the parties shall be obligated to make payment of any sums due under this Agreement but not yet paid, and the parties shall be obligated to complete the resolution of any disputes pending under Section 16. In the event that Healtheon has terminated this agreement for SBCL's failure to pay undisputed amounts due under this Agreement, Healtheon will not be required to perform services for SBCL or to allow Access unless SBCL pays Healtheon in advance for such services and Access. Upon expiration or termination of this Agreement, (i) any amount in escrow pursuant to Section 14 hereof shall be paid to the party entitled thereto in accordance with Section 14 and (ii) all Phone Lines (other than those [*] Teleprinters) shall be transferred to SBCL at SBCL's cost, or, if this Agreement was terminated by SBCL for Healtheon's breach, at Healtheon's cost.

14.5.  [*].

     Upon termination of this Agreement by SBCL for breach hereof by Healtheon,
(i) SBCL shall be entitled to [*] (and not [*]) of the teleprinters in respect of which Healtheon is then providing Agreed Services, other [*] Teleprinters at the [*] therefor equal to [*]; where "X" is equal to the [*] of this Agreement; "Y" is [*] in respect of which Healtheon is [*] other [*] Teleprinters; and "Z" is the [*] respect of which Healtheon is [*] including [*] Teleprinters; and
(ii) all Phone Lines (other than those connected to [*] Teleprinters) shall be transferred to SBCL at [*] cost.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.6.  TRANSITION UPON TERMINATION.

     This Section 14.6 shall apply if SBCL does not exercise the purchase option set forth in Section 14.5. If SBCL terminates this Agreement pursuant to Section 14.2, SBCL shall have Access. For this purpose, "Access" shall mean that, for a period of [*] days after the effective date of termination of this Agreement, Healtheon will continue to provide Agreed Services necessary to continue Teleprinter Services to Providers who are Connected Providers as of the effective date of termination. SBCL will be charged a Site Fee for such Agreed Services equal to the Site Fee in effect on the date notice of termination is given. Healtheon will bill SBCL monthly for such Site Fees, and SBCL will pay such Site Fees within thirty (30) days after the date the bill is rendered. If SBCL fails to pay such Site Fees when due (subject to grace periods comparable to those provided in Section 14 hereof), Healtheon will no longer be required to provide such services, at which point Healtheon will have no other obligations to provide Agreed Services to SBCL and SBCL will have no other obligations to Healtheon hereunder, except as provided in Section 14.4.

15.  OBLIGATION TO INDEMNIFY.

15.1.  HEALTHEON INDEMNITY.

     Subject to Section 15.3 hereunder, Healtheon agrees to indemnify and hold harmless each SBCL Indemnitee against and in respect of (i) all Losses, asserted against, imposed upon or incurred by any SBCL Indemnitee by reason of or resulting from any breach of any representation or warranty or covenant of Healtheon contained in this Agreement, as well as from any act or omission of Healtheon constituting negligence or willful misconduct; and (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss described in Section 15.1(i) or to the enforcement of this Section 15.1.

15.2.  SBCL INDEMNITY.

     Subject to Section 15.3 hereunder, SBCL agrees to indemnify and hold harmless each Healtheon Indemnitee against and in respect of (i) all Losses, asserted against, imposed upon or incurred by any Healtheon Indemnitee by reason of or resulting from any breach of any representation or warranty or covenant of SBCL contained in this Agreement, as well as from any act or omission of SBCL constituting negligence or willful misconduct; and (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any Loss described in Section 15.2(i) or to the enforcement of this Section 15.2.

15.3.  ALLOCATION OF RISK.

     15.3.1 Healtheon shall not be liable to SBCL (or to any person claiming to have been injured by SBCL) for any lab testing error, billing error, or other action or failure to


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

act of SBCL, or any error or mistake made by SBCL, and SBCL shall hold Healtheon harmless from all claims caused by such errors or mistakes to the extent made by SBCL.

     15.3.2 SBCL shall not be liable to Healtheon (or to any person claiming to have been injured by Healtheon) for any error by a teleprinter (including a Transmission error not caused by SBCL and related to a teleprinter connected to a Phone Line that has been transferred to Healtheon pursuant to Section 4 hereof), billing error, or other action or failure to act of Healtheon, or any error or mistake made by Healtheon, and Healtheon shall hold SBCL harmless from all claims caused by such errors or mistakes to the extent made by Healtheon.

     15.3.3 Neither party shall be liable to the other hereunder for consequential, special, punitive or exemplary damages of any kind (including, but not limited to, lost profits, loss of business or other similar damages) arising out of any action or proceeding except and only to the extent that such damages arise from or relate to (i) the failure of a party to comply with Regulations as required by this Agreement, (ii) an action in tort initiated by a third party against either or both of the parties hereto, or (iii) breach of a party's confidentiality undertakings set forth herein.

     15.3.4 Neither party shall be liable to the other hereunder in connection with any action or proceeding arising from or relating to a matter covered by this Section 15, or for breach of this Agreement, for an amount in excess of [*] for claims arising in such Year; PROVIDED THAT this limitation shall not apply to any Losses or other damages arising out of or relating to any action described in [*]. For the avoidance of doubt, if two claims arose in Year One that were subject to the [*], the maximum liability for those two claims would be [*]. In no claims arose in Year Two and Year Three that were subject to [*] there would be no increase in the maximum liability for the two claims that arose in Year One. Similarly, if three claims subject to the [*] arose in Year Four, the maximum liability for those three claims would be [*] even though no claims arose in Years Two and Three.

15.4.  HEALTHEON PARTIES.

     References to Healtheon in Sections 15.1 and 15.3 above shall include subcontractors, agents, employees and officers of Healtheon performing services for or on behalf of Healtheon in connection with Healtheon's obligations under this Agreement.

15.5.  CLAIMS NOTICE.

     A Claim shall be made by any Indemnitee within [*] after such Indemnitee gains actual knowledge of the Claim, and shall be made by delivery of a Claims Notice to any Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.6.  PROCEDURES INVOLVING NON THIRD PARTY CLAIMS.

     If the Claim involves a matter other than a Third Party Claim, the Indemnifying Party shall raise any objection to such Claim within a reasonable period of time by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. If an objection is timely interposed by the Indemnifying Party, the Indemnifying Party and the Indemnitee shall cooperate in the compromise of the Claim or resolve any disagreement in accordance with Section 16 hereof.

15.7.  PROCEDURES INVOLVING THIRD PARTY CLAIMS.

     The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

     15.7.1 The Indemnitee shall give the Indemnifying Party written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnifying Party of such claim shall not relieve the Indemnifying Party of any liability that it may have with respect to such claim except to the extent the Indemnifying Party demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party shall be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within [*] after written notice of such claim has been given to the Indemnifying Party by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make a Claim as specified in Sections
15.5 and 15.6 which shall be deemed a Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

     15.7.2 If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee, the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the reasonable costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnitee shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     15.7.3 No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Section 15 shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of such a Third Party Claim, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(c) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (2) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

15.8.  NO RELEASE FOR FRAUD.

     Nothing contained in this Agreement shall relieve or limit the liability of a party or any officer or director of such party from any Liability arising out of or resulting from common law fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of this Agreement. Each Healtheon Indemnitee or SBCL Indemnitee, as the case may be, shall have a right to indemnification for any Loss incurred as the result of any common law fraud or intentional misrepresentation by SBCL or Healtheon, respectively, or any officer or director thereof.

15.9.  PAYMENT.

     15.9.1 If any party is required to make any payment under this Section 15, such party shall promptly pay the Indemnified Party the amount so determined. If there is a dispute as to the amount or manner of determination of any indemnity obligation owed under this Section 15, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section 15 and the portion, if any, theretofore paid shall bear interest as set forth in
Section 15.9.3.

     15.9.2 Any items as to which an Indemnified Party is entitled to payment under this Section 15 may be paid by setoff against amounts payable to the Indemnifying Party to the extent that such amounts are sufficient to pay such items.

     15.9.3 If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid principal amount of the obligation from the date the amount became due until payment in full, at the Prime Rate.

15.10.  INSURANCE.

     Healtheon agrees that during the term of this Agreement (including any extension or renewal of the term pursuant to Section 14) and for a period of three (3) years thereafter, Healtheon shall maintain insurance policies with recognized insurers, in such amounts and with such coverage at least as favorable as set forth in Schedule 3.2.17 to the Asset Purchase Agreement.

16.  DISPUTE RESOLUTION; ARBITRATION.


16.1.  GENERAL.

     Except as otherwise provided in Section 8.5 of this Agreement, disputes between Healtheon and SBCL relating to the interpretation or application of the provisions of this Agreement shall be resolved in accordance with this Section 16.

16.2.  INFORMAL DISPUTE RESOLUTION.

     Any dispute between the parties arising out of or with respect to this Agreement, either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Healtheon or SBCL, shall be resolved as provided in this Section 16.

     16.2.1 Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve their dispute informally, as follows:

     (a) The Relationship Managers shall meet for the purpose of endeavoring to resolve such dispute. They shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The Relationship Managers shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the parties may be fully advised of the other's position.

     (b) If, within fifteen (15) days after a matter has been identified for resolution pursuant to this Section 16, either of the Relationship Managers concludes in good faith that amicable resolution through continued negotiation in this forum does not appear likely, the matter will be escalated by formal written notification to the SBCL President and the Healtheon President. The parties will use their respective best efforts to cause the SBCL President and the Healtheon President to meet to attempt to resolve the dispute.

     (c) Formal proceedings for the resolution of a dispute may not be commenced until the earlier of: (i) the date on which the SBCL President and the Healtheon President conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) thirty (30) days after the dispute has been referred to the SBCL President and the Healtheon President.

     16.2.2 The provisions of this Section 16 shall not be construed to prevent a party from instituting, and a party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period.

16.3.  ARBITRATION.

     If the parties are unable to resolve any controversy arising under this Agreement as contemplated by Section 16.2 and if such controversy is not subject to Section 8 or Section 16.4, then such controversy shall be submitted to mandatory and binding arbitration at the election of either Party (the "DISPUTING PARTY") pursuant to the following conditions:

     16.3.1 The Disputing Party shall notify the AAA and the other Party in writing describing in reasonable detail the nature of the dispute (the "DISPUTE NOTICE"). The parties shall each select a neutral arbitrator in accordance with the rules of AAA and the two (2) arbitrators selected shall select a third neutral arbitrator. The three (3) arbitrators so selected are herein referred to as the "PANEL."

     16.3.2 The Panel shall allow reasonable discovery as permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The Panel shall have no power or authority to amend or disregard any provision of this Section 16. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of Healtheon and SBCL being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days.

     16.3.3 Should any arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced by an arbitrator selected in accordance with the rules of the AAA and consistent with this Section 16.

     16.3.4 The Panel rendering judgment upon disputes between parties as provided in this Section 16 shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the arbitrator shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

     16.3.5 Arbitration hearings hereunder shall be held in Philadelphia, Pennsylvania, Atlanta, Georgia or other mutually agreeable location.

     16.3.6 The Panel shall be instructed that time is of the essence in the arbitration proceeding. The Panel shall render its judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

16.4.  LITIGATION.

     In the event of a breach of the confidentiality obligations set forth in this Agreement, or in the event a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact, that a temporary restraining order or other immediate injunctive relief is a necessary remedy, then such party may file a pleading with a court seeking immediate injunctive relief. If a party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other party and the injunctive relief sought is not awarded in substantial part (or in the event of a temporary restraining order is vacated upon challenge by the other party), the party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging the pleading.

16.5.  CONSENT TO JURISDICTION.

     Healtheon and SBCL each consent to venue in Philadelphia, Pennsylvania and Atlanta, Georgia and to the nonexclusive jurisdiction of competent Pennsylvania and Georgia state courts or federal courts located in Philadelphia or Atlanta for all litigation which may be brought, subject to the requirement for arbitration hereunder, with respect to the terms of, and the transactions and relationships contemplated by, this Agreement.

17.  MISCELLANEOUS.


17.1.  PUBLICITY.

     Each party hereto agrees that neither it, nor or any of its representatives, shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto unless required by law or judicial process, in which case notification shall be given to the other party hereto prior to such disclosure and the content of such disclosure approved by such other party, which approval shall not be unreasonably withheld or delayed. Any such public statement regarding the transactions contemplated by this Agreement or the Asset Purchase Agreement as to which advance notice is given to the other party shall have been approved by the respective parties' appropriate personnel (the SBCL President in
the case of SBCL).   Notwithstanding the foregoing, Healtheon agrees that
nothing in this Section 17.1 shall prohibit SBCL from disclosing any information SBCL is permitted to disclose under Section 12.4.

17.2.  ENTIRE AGREEMENT.

     This Agreement, including the Exhibits to it, constitutes the entire understanding between the parties and supersedes all proposals, communications and agreements between the parties relating to its subject matter. No amendment, change, or waiver of any provision of this Agreement will be binding unless in writing and signed by both parties.

17.3.  GOVERNING LAW.

     This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed therein.

17.4.  ASSIGNMENTS.

     Neither party may assign this Agreement without the prior, written consent of the other party, which consent shall not be unreasonably withheld. Any merger, consolidation or share exchange involving a change of control of more than 50% of the voting securities of a party shall constitute an assignment for purposes of this Section 17.4. Notwithstanding the foregoing, (i) SBCL may assign its rights and obligations under this Agreement without the consent of Healtheon to any of its Affiliates, or to an acquiror of substantially all of its business (including by sale of assets, merger, consolidation or share exchange); and (ii) Healtheon may assign its rights and obligations under this Agreement without the consent of SBCL to an acquiror of substantially all of its business (including by sale of assets, merger, consolidation or share exchange) if, and only if, the acquiror (X) assumes all of Healtheon's obligations under this Agreement, (Y) provides assurances to SBCL, which SBCL agrees are reasonable in light of all facts and circumstances (such agreement not to be unreasonably withheld), that the acquiror will be able to satisfy all of such obligations and that SBCL will continue to receive Agreed Services on the same terms and conditions as provided herein; and [*]. Any attempted assignment (including by merger, share exchange or consolidation) without the requisite consent or assurances shall be void. If the parties cannot agree upon whether a [*], the parties shall resolve the dispute pursuant to Section 16. Any assignment with consent shall release the assigning party from any of its obligations under this Agreement unless the consent expressly states otherwise.

17.5.  NOTICES.

     Any notices relating to this Agreement shall be in writing and will be sent by certified United States mail, postage prepaid, return receipt requested, or by facsimile transmission or overnight courier service, addressed to the party at the address set forth below, or at such different address as a party has advised to the other party in writing and shall be deemed given and received when actually received:

     If to SBCL:

          SmithKline Beecham Clinical Laboratories, Inc.
          1201 South Collegeville Road
          Collegeville, Pennsylvania  19426
          Attention:  John B. Okkerse, Jr., Ph.D., President
          Telephone:  (610) 454-6000
          Telecopy:  (610) 983-2010


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     With a copy to:

          SmithKline Beecham Corporation
          One Franklin Plaza
          16th and Race Streets
          Philadelphia, PA  19103
          Attention: General Counsel-U.S.
          Telephone:  (215) 751-5844
          Telecopy:  (215) 751-5132

     If to Healtheon:

          Healtheon Corporation
          Suite 600 7000 Central Parkway
          Atlanta, Georgia 30328
          Attention: Nancy Ham
          Telephone:  770.352.1626
          Telecopy:  7700.352.1928

     with a copy to:

          Alston & Bird, LLP
          One Atlantic Center
          1201 W. Peachtree Street
          Atlanta, GA 30309
          Attention: John C. Weitnauer
          Telephone: 404.881.7780
          Telecopy: 404.881.7777

     If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, telecopy, Federal Express or other overnight courier, the date on which such notice, request, instruction or document is first received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 17.5. Failure of any party to send a copy of any notice to counsel for the other Party shall not affect in any way the validity of such notice to other party.

17.6.  SEVERABILITY.

     It is the desire and intent of the parties that all of the material provisions of this Agreement and the Asset Purchase Agreement be enforced to the fullest extent permissible and no severability shall pertain thereto. In the event that any other provision of this Agreement is held illegal, invalid, prohibited or unenforceable for any reason, such illegality, invalidity, or unenforceability will not affect any other provision hereof, and this Agreement shall be deemed modified to the extent necessary to render enforceable the remaining provisions hereof. Notwithstanding the foregoing, if such provision could be more narrowly interpreted so as not to be illegal, invalid, prohibited or unenforceable, without invalidating any of the material remaining provisions of this Agreement or the Asset Purchase Agreement, it shall be so narrowly interpreted.

17.7.  FORCE MAJEURE.

     The obligations of the parties under this Agreement (other than the obligation to make payments) shall be suspended to the extent a party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, governmental regulations, failure of vendors or suppliers or any other cause whatsoever beyond a party's control. For so long as such circumstances prevail, the party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay.

17.8.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date set forth above.

                                   HEALTHEON CORPORATION



                                   /s/ W. Michael Long
                                   -----------------------------------------
                                   By:
                                   Its:


                                   SMITHKLINE BEECHAM CLINICAL LABORATORIES,
                                   INC.



                                   /s/ John B. Okkerse, Jr.
                                   -----------------------------------------
                                   By:
                                   Its:

                                      EXHIBITS

--------------------------------------------------------------------------------
 Exhibit A                 Definitions
--------------------------------------------------------------------------------
 Exhibit 1.1.1(g)          Reports
--------------------------------------------------------------------------------
 Exhibit 1.1.1(h)          Connected Provider Contract Provisions
--------------------------------------------------------------------------------
 Exhibit 1.2               Performance Standards
--------------------------------------------------------------------------------
 Exhibit 2.1               Transition Committee; Initial draft of
                           Implementation Plan
--------------------------------------------------------------------------------
 Exhibit 2.3               [*] (initial draft attached, final to be delivered
                           within five (5) business days).
--------------------------------------------------------------------------------
 Exhibit 5.13.8            Examples of Application of [*]
--------------------------------------------------------------------------------
 Exhibit 11.2              [*]
--------------------------------------------------------------------------------


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      EXHIBIT A[*]

                                     DEFINITIONS


     "AAA" means the American Arbitration Association.

     "Access" has the meaning set forth in Section 14.6 of the Agreement.

     "Active Teleprinter" shall mean, for any month, a teleprinter at a Site that is used in the provision of Teleprinter Services on the first day of a month.

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

     "Agreed Services" means the services identified in Section 1.1 of the Agreement.

     "Antikickback Laws" shall have the meaning given in Section 8.1.

     "APA Part" shall have the meaning given in Section 7.2.2.

     "APA Teleprinter" shall have the meaning given in Section 7.2.2.

     "Applicable Laws" shall have the meaning given in Section 8.1.

     "Audit Rights" means the right to, or to have representatives,

          (a) examine all books of account, records, reports and other papers except to the extent that such action would, in the reasonable opinion of counsel, constitute a waiver of the attorney/client privilege or violate obligations of confidentiality to third parties,

          (b) make copies and take extracts from any of the foregoing, except for information which is subject to a written confidentiality agreement with a third party,

          (c) discuss the affairs, finances and accounts of the party being audited with such party's officers and independent certified public accountants (and by this provision such audited party hereby authorizes said accountants to discuss with the auditing party and its representatives, the finances and accounts of such entity) and

          (d) visit and inspect, at reasonable times and on reasonable notice during normal business hours, the properties of the other party;

     PROVIDED THAT, the foregoing audit rights are in addition to any rights of a party under the Delaware General Corporation Law, as amended from time to time, and shall in no way limit such rights; and

     PROVIDED FURTHER THAT, the expenses incurred in connection with any such inspection shall be for the account of the auditing party, except that all reasonable


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

expenses incurred by the audited party, or any of its officers, employees, agents or independent certified public accountants, shall be expenses payable by the audited party and shall not be expenses of the auditing party.

     "Baseline Costs" has the meaning set forth in Section 5.1.1 of the Agreement.

     "Baseline Denominator" shall have the meaning given in Section 5.1.5.

     "Baseline Period" shall have the meaning set forth in Section 5.1.2 of the Agreement.

     "Beginning Number" shall have the meaning given in Section 5.13.1(g).

     "Change" shall have the meaning set forth in Section 7.1 of the Agreement.

     "Claim" means any claim for indemnification under Section 15 of the Agreement.

     "Claims Notice" means a written notice of an indemnification claim delivered pursuant to Section 15 of the Agreement.

     "Closing" means the closing of the transactions contemplated by the Asset Purchase Agreement.

     "Closing Date" means the date of the Closing.

     "Confidential Information" means information that is (1) confidential to the business of a party, including without limitation, data regarding the extent of the Agreed Services provided hereunder to, or fees paid hereunder by, SBCL,
(2) is designated and identified as such by such party, and (3) is not a Trade Secret; provided, however, that Confidential Information does not include any information which is or becomes generally known to the public without any breach by the Receiving Party of its duties to the Disclosing Party. Assuming that the foregoing criteria are met, Confidential Information also includes information which has been disclosed to a Receiving Party by another person and which the Receiving Party is obligated to treat as confidential.

     "Connected Provider" means a Provider who or which, at a given time, is a recipient of Teleprinter Services or a Provider who or which has agreed with SBCL to become a recipient of Teleprinter Services.

     "Contract" means any written contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable law.

     "Disclosing Party" has the meaning set forth in Section 12.3 of the Agreement.

     "Dispute Notice" shall have the meaning given in Section 16.3.1.

     "Disputing Party" shall have the meaning given in Section 16.3.

     "[*]" means [*], as that group of [*] may be constituted from time to time.

     "[*]" has the meaning set forth in Section 3.2.3 of the Agreement.

     "[*]" means the period beginning March 1, 1999 and ending August 31, 1999.

     "[*]" has the meaning set forth in Section 11.2.

     "Effective Date" means February 1, 1999.

     "Federal Antikickback Law" shall have the meaning given at Section 8.1.

     "[*]" means a teleprinter for which Agreed Services are rendered and which is used for any other purpose, including printing test results of an [*].

     "[*]" has the meaning set forth in Section 5.13.1(a) of the Agreement.

     "[*]" has the meaning set forth in Section 5.13.1(b) of the Agreement.

     "[*]" shall have the meaning given in Section 5.13.1(c)

     "Hardware" shall have the meaning set forth in Section 1.1.1(a).

     "Healtheon Indemnitee" means Healtheon and its Affiliates, and its or their respective directors, officers, employees, and permitted assigns.

     "Healtheon President" shall mean the President of Healtheon, presently Michael K. Hoover, or should Healtheon be restructured in any manner, the officer of Healtheon having top authority over Healtheon's operations.

     "Healtheon Relationship Manager" shall have the meaning given in Section 13.1.1.

     "Healtheon [*]" shall have the meaning given in Section 3.2.3(c).

     "[*]" has the meaning set forth in Section 5.13.1(d) of the Agreement.

     "Indemnifying Party" means the party obligated to provide indemnification pursuant to Section 15 of the Agreement.

     "Indemnitee" means a party seeking indemnification under Section 15 of the Agreement.

     "Integrity Agreement" means the Corporate Integrity Agreement between SBCL and the OIG.

     "[*]" means [*]



[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Key Performance Standards" means action required by Healtheon under the Problem Resolution section of Exhibit 1.2.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured, known or unknown.

     "Litigation" means any lawsuit, action, claim, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving or affecting a Party or its business, assets or Contracts to which it is a party or by which it or its business, assets or Contracts may be bound or affected.

     "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), Liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

     "[*] Telecom Fee" shall have the meaning given, and as made applicable therein, in Sections 4.6.1; 4.7; 4.8; 4.9 and 4.10.

      "[*]" has the meaning set forth in Section 5.13.1(e) of the Agreement.

     "OIG" means the Office of Inspector General of the Department of Health and Human Services.

     "[*]" means a [*] that provides[*] .

     "Other Teleprinters" has the meaning set forth in Section 5.13.1(f) of the Agreement.

     "Panel" shall have the meaning given by Section 16.3.1.

     "Performance Standards" mean the performance standards set forth on Exhibit
1.2 hereto.

     "Permitted Issuance" has the meaning given in Section 10.2.2.

     "Person" means any individual, corporation, trust, estate, business trust, general or limited partnership, limited liability company, limited liability partnership, unincorporated association or other legal entity.

     "Phone Line" means any telephone line at a Site used to receive Teleprinter Services at a teleprinter subject to this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Prime Rate" means the per annum rate of interest published from time to time by THE WALL STREET JOURNAL (or successor publication if THE WALL STREET JOURNAL is not longer published) as the prime rate. If more than one such prime rate is set forth for a given day, the highest such rate designated by such publication (or successor publication) shall be the Prime Rate for purposes of the Agreement.

     "Prior Services Agreement" means the Services Agreement between ActaMed Corporation and SBCL dated December 31, 1997, as amended and assumed by Healtheon Corporation.

     "Provider" means a physician, clinic, hospital, patient service center or other provider of clinical health care services, or, as appropriate, employers receiving test results via teleprinters for drug screening tests and other corporate health services, if any.

      "Receiving Party" has the meaning given it in Section 12.3 of the Agreement.

     "Reference Contract" shall have the meaning given in Section 6.3.1.

     "Reference Services" shall have the meaning given in Section 6.3.1.

     "Regulation" means any statute, law, ordinance, regulation, requirement, order or rule of any federal, state, or local government or other governmental agency or body or of any other type of regulatory body, or any governmental or administrative interpretation of any of the foregoing, including, without limitation, (i) those covering health, safety, environmental, energy, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters, (ii) requirements imposed by any governmental or regulatory body which must be satisfied to qualify for Medicare reimbursements, and (iii) any and all federal, state and local health care laws relating to or covering the methods and ways in which Teleprinter Services, and incidental services or benefits provided to Connected Providers in connection with the provision of Teleprinter Services, are provided to the Connected Providers, including, but not limited to, 42 U.S.C. Section 1395nn and the Clinical Laboratory Improvement Amendments of 1988, as amended.

     "Regulatory Change" has the meaning set forth in Section 6.4.1 of the Agreement.

     "Relationship Manager" has the meaning set forth in Section 13.1.1 of the Agreement.

     "[*]" means (i) any employee of SBCL; (ii) any employee of [*]; (iii) any employee of a [*]; (iv) any employee of [*]; (v) any employee [*].

     "SBCL Access" shall mean access to SBCL laboratory information computer systems.

     "SBCL Indemnitee" means SBCL and its Affiliates, and its or their respective directors, officers, employees and permitted assigns.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "SBCL Lab" means any location at which SBCL or its Affiliates provide, or may in the future provide, clinical laboratory testing services, regardless of the means used by such lab for lab order entry and results reporting.

     "SBCL President" shall mean the President of SBCL, presently John B. Okkerse, Jr., Ph.D., or should SBCL be restructured in any manner, the officer of SBCL having top authority over SBCL's operations.

     "Self Referral Laws" shall have the meaning given in Section 8.1.

     "SBCL Relationship Manager" shall have the meaning given in Section 13.1.2.

     "Shared Use" shall mean the use of a Phone Line, teleprinter or other equipment by or for the benefit of a Connected Provider for any purpose other than (i) for Teleprinter Services or (ii) receipt of communications from Healtheon related to Teleprinter Services.

     "Site" shall mean a site where a teleprinter used for Teleprinter Services is located.

      "Site Fee" shall mean the total of (i) the [*] Telecom Fee and (ii) either the Year One [*] Teleprinter Fee or the Standard [*] Teleprinter Fee, as may be applicable for any [*].

     "SOPs" shall have the meaning given in Section 8.2.2.

     "Stark Law" shall have the meaning given in Section 8.1.

     "Standard [*] Teleprinter Fee" shall have the meaning given in Section
      5.1.3.

     "[*]" has the meaning given in Section 3.1.2.

     "Systems Changes" has the meaning set forth in Section 7.1 of the Agreement.

     "Telecom Baseline" shall have the meaning given in Section 4.6.1.

     "Teleprinter Baseline" shall have the meaning given in Section 5.1.6.

      "Teleprinter Services" means the transmission by SBCL of clinical laboratory test results from an SBCL Lab to a teleprinter covered by this Agreement and the printing of such results by such teleprinter.

     "Temporary Telecom Baseline" shall have the meaning given in Section 4.6.2.

     "Temporary Teleprinter Baseline" shall have the meaning given in Section
5.2.

     "Test Report" means a report generated by an SBCL Lab, setting forth the results of one or more diagnostic or other laboratory tests performed by an SBCL Lab at the request of a Connected Provider.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Third Party Claim" means any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a Person other than a party hereto and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     "Threatened Change" shall have the meaning given at Section 7.3.

     "TopLab" means SBCL's proprietary laboratory systems which facilitate SBCL's internal automated laboratory test processing and reporting, including but not limited to SBCL's Total Order Processing Laboratory system.

     "Trade Secrets" means information related to a party (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other Persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by said party that are reasonable under the circumstances to maintain its secrecy.

     "Transferred Phone Line" shall have the meaning given in Section 4.3.

     "Transition Committee" means the committee described in Section 2.1 of the Agreement.

     "Transition Period" means the period beginning on the Effective Date and ending on [*].

     "Transmission" means the transmittal through the use of Teleprinter Services of Transmittal Information to a Site.

     "Transmittal Information" means information which SBCL transmits to a Site through use of Teleprinter Services.

     "Year" means a twelve (12) month period ending on January 31, such that "Year One" shall mean the period from February 1, 1999 to January 31, 2000; "Year Two" shall mean the period from February 1, 2000 to January 31, 2001; "Year Three" shall mean the period from February 1, 2001 to January 31, 2002; "Year Four" shall mean the period from February 1, 2002 to January 31, 2003; and "Year Five" shall mean the period from February 1, 2003 to January 31, 2004.

     "[*]" has the meaning given in Section 5.13.5.

     "Year Five [*]" has the meaning given in Section 5.13.6.

     "Year One Denominator" shall have the meaning given in Section 5.1.7.

     "Year One [*]" has the meaning given in Section 5.13.2.

     "Year One [*] Teleprinter Fee" shall have the meaning given in Section
      5.1.4.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Year One Teleprinter Cost" shall have the meaning given in Section 5.1.8.

     "Year Three [*]" has the meaning given in Section 5.13.4.

     "Year Two [*]" has the meaning given in Section 5.13.3.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  EXHIBIT 1.1.1(g)

                                      REPORTS

     1.   REPORTS HEALTHEON WILL PROVIDE TO SBCL

          1.1  REPORTS HEALTHEON WILL PROVIDE TO SBCL:

               Beginning with [*] Agreed Services activity, the billing reports and performance reports listed below shall be provided by Healtheon to SBCL in accordance with the schedules indicated below. Other reports requested by SBCL which are reasonably required for billing, [*] and monitoring of Healtheon performance, and which include only data which is available to Healtheon, will also be provided to SBCL by Healtheon. Notwithstanding the foregoing, to the extent information related to new installations is required for such reports, Healtheon shall institute systems required to collect the necessary information related to such new installations.

               1.1.1     Billing Reports

               (a) Monthly summary reports as of the end of each month by the twentieth (20) day of the following month for each of the [*] by category ([*]), provided that SBCL provides such categories in the transferred database or at time of install:

                  (i)    Total Active  Teleprinters
                  (ii)   Total SBCL Sites [*]
                  (iii)  Total New  Active Teleprinters
                  (iv)   New SBCL Sites [*]
                  (v)    SBCL Sites [*] Teleprinters
                  (vi)   SBCL Phone Lines Transferred to Healtheon
                  (vii)  TELEPRINTERS de-installed (deactivated) by Reason Code
                  (viii) ACTIVE TELEPRINTERS     [*]
                  (ix)   [*]

               (b) SBCL will provide to Healtheon an initial database of teleprinter Sites, which includes the information described below that is currently available to SBCL in electronic form. Thereafter, Healtheon will maintain, on a current
                    basis, this data [*] for [*] teleprinter Sites and   [*]
                    in an [*] data base of Sites and [*]. Healtheon shall extract information from this data base monthly for SBCL's use, which extract shall be in a mutually agreed electronic format and shall include, by way of example and not limitation, the following information: status of each Site
                    (active, inactive,      [*] teleprinter   [*]), date SBCL
                    request for teleprinter installation received by Healtheon, date teleprinter installed/activated, date teleprinter
                    de-installed or SBCL service discontinued,   [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               1.1.2     Performance Reports

               (a) All reports necessary to verify and measure the Performance Standards, including, but not limited to the following:

                    (i) Monthly help desk reports, which shall include the number of calls received, [*], type of problem (detail problem coded) and [*] resolve; and the total number of problems [*] in accordance with the Performance Standards. If the collection of any information required for such help desk reports reasonably requires the use of an automated problem tracking computer system, such information will not be provided until [*]

                    (ii) Customer Support Standards reports showing actual
                         performance statistics against the Performance Standrds as described in Exhibit 1.2 for current month and rolling prior 12 months.

1.2  REPORTS SBCL WILL PROVIDE TO HEALTHEON
               1.2.1 SBCL will provide reasonable access to information required by Healtheon to perform its obligations under
                      Section 1.1.1 of this EXHIBIT.

               1.2.2 Monthly telecommunications reports [*] that are made available to SBCL by the various telecommunications
                      suppliers, including, as available:   [*], [*]  , carrier
                      name, carrier phone number, carrier contact, carrier club bill number, and any [*] information [*] telecommunications lines.

               1.2.3 When requested by Healtheon and when reasonably necessary to [*] in accordance with [*] SBCL will provide Healtheon with a report of [*].

1.2.4 Monthly report of [*] all SBCL result reports transmitted to Sites via Agreed Services. [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                        EXHIBIT 1.1.1(h) TO SERVICES AGREEMENT


     [*]






ACCEPTED AND AGREED:


---------------------------------
         ("Client")

---------------------------------
  Address ("Client Location")


By:
   ------------------------------

Title:
      ---------------------------

Date:
     ----------------------------


HEALTHEON CORPORATION

By:
    -----------------------------

Date:
     ----------------------------


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT 1.2

                               PERFORMANCE STANDARDS


     Healtheon shall provide Agreed Services at a level that, with respect to each Category below, is equal to or greater than the level of service provided by SBCL with respect to [*] Performance Standards").

     Immediately following the Closing Date, Healtheon and SBCL will [*]
determine the [*] Performance Standards  for [*]   and [*] by identifying and
defining performance criteria and associated metrics that, with reasonable accuracy, describe the levels of performance [*]. Healtheon and SBCL will use the [*] Performance Standards so determined and [*] and set mutually agreeable performance criteria and metrics for the Performance Standards applicable to Healtheon under this Agreement [*]

     The Performance Standards applicable to Healtheon will include and measure [*] those categories of performance and/or service that are [*] attributable to Healtheon's responsibilities under this Agreement. Healtheon will not be deemed to have failed to achieve the Performance Standards to the extent such failure is caused solely by circumstances beyond its control, such as [*].

     If the Parties fail to agree to and implement Performance Standards [*], notwithstanding anything in this Agreement to the contrary, either party may immediately elect to submit the matter to Dispute Resolution in accordance with the provisions in Section 16.


                  HARDWARE AND TRANSMISSION PERFORMANCE STANDARDS


     HARDWARE AVAILABILITY

     The Hardware will, in the ordinary course, be available [*]. For each month, Healtheon shall maintain a [*] as determined by [*]Availability means Hardware systems and modems are operational, functioning properly and available for receiving/accepting report transmissions.

     SUCCESSFULLY DELIVERED TRANSMISSIONS

     For each month, Healtheon shall maintain a "[*] A Successfully Delivered Transmission shall mean a call made to a unit of Hardware from any SBCL source for the purpose of processing Teleprinter Services as to which Hardware successfully: (i) [*] successfully prints any TEST RESULTS transmitted by SBCL systems in accordance with applicable specifications. Factors such as [*] shall be taken into account in determining the performance standard for Successfully Delivered Transmissions.

     Notwithstanding anything herein contained to the contrary, Healtheon will make commercially reasonable efforts to maintain at least the same successful connectivity rate for [*] results transmissions whether the transmissions are made [*].


[[*]] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             CUSTOMER SUPPORT STANDARDS


     HEALTHEON HELP DESK


     The Healtheon Help Desk for all Teleprinter Services will be staffed   [*].
Healtheon will be responsible for all calls related to Agreed Services to address any aspect of the Agreed Services except for calls from Connected Providers RELATING TO [*] which will [*]. Healtheon will attempt to resolve any issues related thereto, including but not limited to supplies requests, "how to" questions, hardware malfunctions, and [*] difficulties. Issues of any severity level can be reported to the Help Desk during these times via any one of the following methods:

               [*]
               [*]
               [*]

     The Healtheon help desk will resolve [*] all calls at the time the client calls, to the extent that the call is resolvable over the phone. By [*] from the Closing Date, SBCL and Healtheon will have developed and mutually agreed to processes for Help Desk [*]


     HELP DESK RESPONSE TIMES

     Healtheon will provide Help Desk support for Agreed Services such that, [*], levels of [*] calls and [*] shall be no greater than the levels set forth:

          [*]         [*]

          [*]

     AFTER HOURS SUPPORT

     There shall be after hours support, which is typically limited to issues
that are defined as   [*] as further defined below.  These include, but are not
limited to, issues that involve  [*]after hours transmission is deemed necessary
by the Connected Provider.  Non-critical issues such as   [*] are handled during
normal Help Desk hours. Service is initiated by calling the main Help Desk [*] and leaving a detailed voice message. Voice mail left after hours or on holidays
will result in an automatic     [*] and immediately initiate investigatory and
corrective actions as appropriate in accordance with the [*].

     CALL TRACKING

     Beginning [*]   for Teleprinter Services, all calls made to the Healtheon
Help Desk will be logged into   [*], and will include at a minimum the following
information:

                    [*]
                    [*]
                    [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]



     PROACTIVE SERVICE MONITORING

     Healtheon will use the [*] to determine proactively which Connected Providers are having difficulty receiving their reports. This proactive
monitoring will be performed     [*] the Healtheon Help Desk.  Healtheon will
call Site(s) with problems [*] and perform troubleshooting techniques to resolve the problem(s). All such problems will be logged and a service call initiated [*].

      [*]

     Healtheon personnel will need access to certain [*] functions to meet Performance Standards including, but not limited to, Proactive Service Monitoring. The following is a representative list of the [*] functions [*] to support teleprinters. [*] use of these [*] functions, as appropriate (excluding [*]), will be reviewed and the parties will mutually agree to which functions are necessary to allow Healtheon to meet the Performance Standards, and such functions shall be [*] by [*]. Should such [*] not be agreed and [*] the parties will proceed to dispute resolution in accordance with Section 16.2.

                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]
                    [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    [*]
                    [*]
                    [*]

     PROBLEM RESOLUTION

     Working with [*], the Healtheon Help Desk will assess each situation and immediately take appropriate actions to resolve the problem on the phone such as to verify that [*] are not the cause of the problem. After the original assessment has been made and [*] , Healtheon will take such action as required to resolve the problem, for example, but not by way of limitation: (i) [*]

     Help Desk calls will be logged and appropriate actions will be taken based
upon   [*] each call.  It is the responsibility of the analyst handling the call
to   [*] in accordance with the [*].  The definition of [*] and the  [*]

               DEFINITION: One or more Connected Providers is not properly receiving results reports through the Hardware.

               REQUIRED ACTION:  [*] of [*] issues will be resolved within   [*]
of the [*]Healtheon will immediately notify the appropriate [*] whenever a [*] problem is logged and again when it is fully resolved. Healtheon will notify SBCL immediately of any [*] problem that is not resolved within [*] and provide an estimate and plan of when the problem will be resolved. A [*] Problem is
resolved when      [*]


     [*]

               DEFINITION: One or more Connected Providers is not receiving results reports through the Hardware or is experiencing [*], and either of the
following is true: (i) the Help Desk, after   [*] determines that to resolve the
problem   [*]

               REQUIRED ACTION:  [*] of [*] problems will be resolved within
[*]   of the time it was first received by Healtheon. Healtheon will notify
SBCL immediately of any [*] problem that is not resolved within [*] and provide an estimate and plan of when the problem will be resolved. When requested by the Connected Provider, Healtheon will use its reasonable efforts to resolve [*] problems within [*]. A [*] Problem is resolved when the [*]



     MAINTENANCE AND ADMINISTRATION OF TELEPHONE LINES AS SET FORTH IN SECTION
4.5 OF THE AGREEMENT, THE transfer of Phone Lines to Healtheon pursuant to
Section 4.3 shall be   [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     NEW  TELEPRINTER INSTALLATION/ACTIVATION

     In accordance with the agreed upon procedures for installing/activating A NEW TELEPRINTER FOR A SITE that SBCL requests or approves for Teleprinter Services, Healtheon will:

     If new phone line required, order phone line installation and new service
        on behalf of   [*] on average within   [*] of receipt by Healtheon of a
        properly approved and completed NEW TELEPRINTER INSTALL notification from SBCL and will diligently follow up with the phone company until such phone is activated and working properly;

     Provide Hardware, Hardware installation, Hardware testing   [*]coordination
        of setup of [*] with SBCL, and training as required under this Agreement, to properly prepare and set up the new Connected Provider to use Teleprinter Services within [*] after receipt by Healtheon of [*] NEW TELEPRINTER notification from SBCL and [*] exists or has occurred; and

     In accordance with Section 6.1 of this Agreement, Healtheon will
          accommodate STAT Installations either [*] or     [*].

     Healtheon shall not be responsible for delays in meeting the time commitments in this New TELEPRINTER Installation/Activation section: (i) TO
the extent the delay is caused by the [*]   in which case SBCL and Healtheon
will mutually develop and agree to an appropriate plan and schedule;  or
(iii)  [*]installations require [*] or over   [*] (in which case the [*]
installation will be completed within [*] after receipt of the appropriate notice).

     DE-INSTALLATION/DE-ACTIVATION

     When requested by SBCL [*], Healtheon will (i) de-activate a Connected Provider from SBCL [*] after receipt of SBCL's [*] notification for de-activation, and (ii) de-install Hardware from any Connected Provider within [*] after receipt of SBCL's de-installation request. If appropriate, Healtheon may [*] in that Site in accordance with this Agreement with the approval of the [*].

     RETRAINING
     Healtheon will provide ongoing training support in a manner and at such
frequency   [*]Teleprinter Services[*]

     CONSUMABLE SUPPLIES

     Healtheon will provide, [*] supplies required by all Connected Sites for use in Teleprinter Services as specified in this Agreement. Healtheon will deliver or arrange for delivery of these supplies as required for uninterrupted use of Teleprinter Services.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Routine supply orders will have   [*] (TAT), i.e. [*]Healtheon will provide
[*] TAT for delivery of supplies.  SBCL will cooperate with Healtheon in its
efforts to manage timely distribution of supplies, by for example,    [*]

     MEASUREMENTS AND PROBLEM TRACKING

     Measurement [*]   to resolve problems will begin when the problem is
received by the Healtheon Help Desk at which time it will be recorded   [*].
Measurement will end when the call is resolved satisfactorily and closed by the
Healtheon Help Desk representative.  In the case of calls that   [*] for
questions or issues not covered by the Healtheon Help Desk, the Healtheon analyst will, except in those cases where the problem determination or resolution is clearly the responsibility [*] because of the nature of the call, [*]. So long as [*] provides the information needed to resolve such a call, Healtheon will also document that call and close it out with a detailed explanation of the final resolution. Where it is not possible for the Healtheon Analyst to remain [*] it is the responsibility of the [*] to notify the Healtheon Help Desk if the outcome is to be documented in the help desk system.

     The service level call statistics will be at least as comprehensive as anticipated by Healtheon or in place for [*]. Other measurements that will be made available on a monthly basis will come from [*]. The variety of reports available based upon the [*] and [*] will include but not limited to:

          Number of calls [*]
          Calls [*]
           [*]
          [*]
            [*]
            [*]

     The [*] calls closed within the time frame objectives will be measured by
[*]by priority level, [*] calls closed within the time frame objectives   [*].

     The Healtheon Help Desk will use best efforts to accommodate any requests by SBCL for additional information as long as the collection of the information does not add significant time and effort in logging the call. The Healtheon Help Desk statistics will be reported to SBCL on a monthly basis.

     CLIENT SATISFACTION SURVEYS

     Within [*], Healtheon will conduct [*]client satisfaction survey [*] For [*] during the term of the Services Agreement, Healtheon will [*] satisfaction with Healtheon's Agreed Services. The format and content of the [*] surveys shall be determined by mutual agreement of Healtheon and SBCL.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     As measured by the results of the [*] satisfaction surveys and additional surveys and measurements as may be mutually agreed to by the parties from time to time, client satisfaction must at all times [*] levels established by [*]. Client satisfaction surveys shall include [*] those matters or concerns that
related to Agreed Services or are within the [*]     In the event that
satisfaction levels [*] will do the following:

     Healtheon will undertake commercially reasonable steps to address any satisfaction concerns expressed in the surveys.

     Healtheon shall present an improvement plan within 20 business days to SBCL for SBCL's review and approval, which shall not be unreasonably withheld.

     Healtheon will conduct an additional survey in four months, or as agreed, after the most recent survey to demonstrate the improved levels of client satisfaction, as may be proposed in Healtheon's improvement plan(s).

     SBCL agrees to cooperate with Healtheon and assist Healtheon in identifying client concerns to assure that such concerns are [*]Healtheon's delivery of
Agreed Services under this Agreement and not   [*]

     [*] STANDARDS

     [*] Teleprinter Services will not include any [*] Healtheon. Rather, [*] will [*] the Hardware through [*] provided by [*] or Healtheon. In accordance with [*] of the Services Agreement, should Healtheon [*] and SBCL
 [*], such services will meet the performance standards mutually agreed to by
the parties at such time, but such standards shall be no less than   [*].


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT 2.1


                            TRANSITION COMMITTEE MEMBERS

--------------------------------------------------------------------------------
      SBCL Representatives                       Healtheon Representatives
--------------------------------------------------------------------------------
 [*]                                             [*]
--------------------------------------------------------------------------------
 [*]                                             [*]
--------------------------------------------------------------------------------
 [*]                                             [*]
--------------------------------------------------------------------------------
 [*]                                             [*]
--------------------------------------------------------------------------------
 [*]                                             [*]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Others as agreed with SBCL                     Others as agreed with Healtheon
--------------------------------------------------------------------------------


     Chairpersons of the Transition Committee shall be:

     [*]

     [*]

     Criteria for all members of the Transition Committee:

     Each member shall be [*] and shall have available [*].


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT 2.3

            NAME           CENTER            LAB          TYPE      PERCENT
           ------         --------          -----        ------     -------

               [*]





[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT 5.13.8




                                    TO BE PROVIDED

                                     EXHIBIT 11.2

--------------------------------------------------------------------------------
LABORATORY       PHONE       ZIP CODE           AUTO DIAL GROUP
-------------   -------      --------          -----------------
     [*]


     TOTAL
--------------------------------------------------------------------------------




[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.